                                                                    EXHIBIT 10.9


                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                           CITY TRUCK HOLDINGS, INC.

                                      AND

                             HDA PARTS SYSTEM, INC.

                                      AND

                              THE SHAREHOLDERS OF
                     TISCO, INC. AND TISCO OF REDDING, INC.


                                JANUARY 12, 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                         PAGE
ARTICLE I.     PURCHASE AND SALE.........................................  1

     1.1  Purchase Price.................................................  1
          --------------
     1.2  Post-Closing Purchase Price Adjustment.........................  2
          --------------------------------------

ARTICLE II.    CLOSING...................................................  3

     2.1  Closing........................................................  3
          -------
     2.2  Sale of Capital Stock of the Companies.........................  3
          --------------------------------------
     2.3  Payment of Purchase Price......................................  3
          -------------------------
     2.4  Section 338(h)(10) Election....................................  3
          ---------------------------

ARTICLE III.   REPRESENTATIONS AND WARRANTIES OF THE
               EXISTING SHAREHOLDERS.....................................  3

     3.1  Corporate Organization and Standing............................  3
          -----------------------------------
     3.2  Authorization..................................................  4
          -------------
     3.3  No Conflict or, Violation......................................  4
          --------------------------
     3.4  Capitalization of the Companies................................  4
          --------------------------------
     3.5  Title to Shares................................................  5
          ---------------
     3.6  Facilities.....................................................  6
          ----------
     3.7  Financial Statements...........................................  8
          --------------------
     3.8  Books and Records..............................................  9
          -----------------
     3.9  Litigation.....................................................  9
          ----------
     3.10 Licenses and Permits: Compliance with Laws.....................  9
          ------------------------------------------
     3.11 Tax Matters.................................................... 10
          -----------
     3.12 Brokers, Finders............................................... 11
          ----------------
     3.13 Absence of Certain Changes..................................... 11
          --------------------------
     3.14 Material Contracts............................................. 15
          ------------------
     3.15 Proprietary Rights............................................. 16
          ------------------
     3.16 Labor Matters.................................................. 18
          -------------
     3.17 Consents....................................................... 18
          --------
     3.18 Employee Benefit Plans: Employment Agreements.................. 18
          ---------------------------------------------
     3.19 Compliance with Environmental Laws............................. 21
          ----------------------------------
     3.20 Certain Business Relationships with the Company................ 25
          -----------------------------------------------
     3.21 Undisclosed Liabilities........................................ 25
          -----------------------
     3.22 Insurance...................................................... 25
          ---------
     3.23 Accounts Receivable............................................ 26
          -------------------
     3.24 Inventory...................................................... 26
          ---------
     3.25 Payments....................................................... 26
          --------
     3.26 Customers...................................................... 27
          ---------
     3.27 Computer Systems............................................... 27
          ----------------
     3.28 Investment Intent: Accredited Investors; Suitability
          ----------------------------------------------------
          and Sophistication............................................. 27
          ------------------
     3.29 Material Misstatements Or Omissions............................ 29
          -----------------------------------

ARTICLE IV.   REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND HDA......... 29

     4.1  Corporate Organization and Standing............................ 29
          -----------------------------------
     4.2  Authorization.................................................. 29
          -------------
     4.3  No Conflict or Violation....................................... 29
          ------------------------
     4.4  Capitalization of Holdings and HDA............................. 30
          ----------------------------------
     4.5  Subsidiaries of HDA............................................ 30
          -------------------
     4.6  HDA Financial Statements....................................... 30
          ------------------------
     4.7  Stock.......................................................... 30
          -----
     4.8  Investment..................................................... 31
          ----------
     4.9  Sufficient Funds............................................... 31
          ----------------

ARTICLE V.    POST-CLOSING COVENANTS..................................... 31

     5.1  Further Assurances............................................. 31
          ------------------
     5.2  Tax Matters.................................................... 32
          -----------

ARTICLE VI.   CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY HOLDINGS
              AND HDA.................................................... 36

     6.1  No Injunctive Proceedings...................................... 36
          -------------------------
     6.2  Representations and Warranties................................. 36
          ------------------------------
     6.3  Performance of Agreements...................................... 36
          -------------------------
     6.4  Compliance Certificate......................................... 36
          ----------------------
     6.5  Stock Certificates............................................. 36
          ------------------
     6.6  Stock Books.................................................... 36
          -----------
     6.7  Officers and Directors......................................... 36
          ----------------------
     6.8  Opinion of Counsel............................................. 36
          ------------------
     6.9  Consents, Etc.................................................. 36
          --------------
     6.10 Ancillary Agreements........................................... 36
          --------------------
     6.11 Nonforeign Affidavit........................................... 37
          --------------------

ARTICLE VII.  CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS BY THE
              EXISTING SHAREHOLDERS...................................... 37

     7.1  No Injunctive Proceedings...................................... 37
          -------------------------
     7.2  Representations and Warranties................................. 37
          ------------------------------
     7.3  Performance of Agreements: Instruments of Transfer............. 37
          --------------------------------------------------
     7.4  Compliance Certificates........................................ 37
          -----------------------
     7.5  Ancillary Agreements........................................... 37
          --------------------

ARTICLE VIII. ACTIONS BY THE PARTIES AFTER THE CLOSING................... 38

     8.1  Indemnification by the Existing Shareholders................... 38
          --------------------------------------------
     8.2  Indemnification by Holdings and HDA............................ 38
          -----------------------------------
     8.3  Survival of Representations, Warranties and Covenants.......... 39
          -----------------------------------------------------
     8.4  Threshold...................................................... 39
          ---------
     8.5  Notice and Opportunity to Defend............................... 39
          --------------------------------
     8.6  Indemnification Payments....................................... 39
          ------------------------
     8.7  Tax Effect..................................................... 40
          ----------

ARTICLE IX. MISCELLANEOUS................................................ 40

     9.1  Expenses....................................................... 40
          --------
     9.2  Notices........................................................ 40
          -------
     9.3  Counterparts................................................... 41
          ------------
     9.4  Entire Agreement............................................... 41
          ----------------
     9.5  Headings....................................................... 41
          --------
     9.6  Assignment: Amendment of Agreement............................. 41
          ----------------------------------
     9.7  Governing Law.................................................. 42
          -------------
     9.8  Further Assurances............................................. 42
          ------------------
     9.9  No Third-Party Rights.......................................... 42
          ---------------------
     9.10 Non-Waiver..................................................... 42
          ----------
     9.11 Severability................................................... 42
          ------------
     9.12 Incorporation of Exhibits and Schedules........................ 42
          ---------------------------------------
     9.13 Knowledge...................................................... 42
          ---------

                           STOCK PURCHASE AGREEMENT


          THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of January 12, 1999, is entered into by and among City Truck Holdings, Inc., a Delaware corporation ("Holdings"), HDA Parts System, Inc., an Alabama corporation ("HDA"), the shareholder of Tisco, Inc., a California corporation ("Tisco"), identified on Annex A hereto (the "Existing Tisco Shareholder") and each of the shareholders of Tisco of Redding, Inc., a California corporation ("Redding" and, together with Tisco, the "Companies"), identified on Annex B hereto (individually, an "Existing Redding Shareholder" and collectively, the "Existing Redding Shareholders"). The Existing Tisco Shareholder and the Existing Redding Shareholders are referred to herein as each an "Existing Shareholder" and collectively, the "Existing Shareholders." Holdings, HDA and the Existing Shareholders are referred to herein as each a "Party" and collectively, the "Parties."

                                    RECITALS

          WHEREAS, the Existing Shareholders own all of the capital stock of the Companies;

          WHEREAS, HDA desires to acquire all of the capital stock of the Companies;

                                   AGREEMENT

          NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Parties hereby agree as follows:

                                   ARTICLE I.
                               PURCHASE AND SALE

          1.1 Purchase Price. Upon the terms and subject to the conditions set
              --------------
forth herein, HDA will purchase from the Existing Shareholders all of the capital stock of the Companies for an aggregate price (the "Purchase Price") determined as follows: (a) cash in an amount equal to (i) $5,750,000 (Five Million Seven Hundred Fifty Thousand Dollars), (ii) (A) minus the amount (if
                                                        -----
any) by which the distributions made by Tisco or Redding to the Existing Tisco Shareholder or any Existing Redding Shareholder or any persons related directly or indirectly by blood or marriage to the Existing Tisco Shareholder or any Existing Redding Shareholder (the "Related Party Distributions") between July 31, 1998 and Closing (as defined) is greater than $630,000 (representing the aggregate of $390,000 attributable to Taxes (as defined) relating to income of the Companies paid or estimated to be payable by the Existing Shareholders for fiscal 1998 and $240,000 attributable to Taxes relating to income of the Companies paid or estimated to be payable by the Existing Shareholders for the period between October 1, 1998 and the Closing (such estimated amount, the "Estimated Existing Shareholders' Taxes")) or (B) plus the amount (if any) by
                                                  ----
which the Related Party Distributions between July 31, 1998 and Closing is less than $630,000, payable by wire transfer in immediately available funds to the Existing Shareholders (the "Estimated Cash Purchase Price"), (b) 1,717 shares of Common Stock of Holdings, par value $.01 per share (the "Common Stock"), and (c) 7,482.232 shares of Series A Preferred Stock of Holdings, par value $.0l per share (the "Series A Preferred Stock"). The Purchase Price shall be allocated among the Existing Shareholders in the manner specified in Annex C. The Taxes relating to income of the Companies for the period between October 1, 1998 and the Closing shall include Taxes on income recognized by the Companies as a result of the election pursuant to Section 338(h)(10) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder contemplated hereby.

          1.2  Post-Closing Purchase Price Adjustment.
               --------------------------------------

          (a)    Tax Returns. The Existing Shareholders will prepare at their
                 -----------
expense draft schedules of Taxes relating to income of the Companies payable by the Existing Shareholders for fiscal 1998 and for the period October 1, 1998 to the Closing Date (as defined) (the "Draft Tax Obligations"). The Existing Shareholders will deliver such Draft Tax Obligations to HDA as soon as possible but in any event within 75 days after the Closing.

          (b)    Tax Notice.
                 ----------

          (i) Within 30 days after the receipt of the Draft Tax Obligations, HDA will deliver to the Existing Shareholders a written notice certifying that either (A) it agrees with the Draft Tax Obligations or (B) it disagrees with the Draft Tax Obligations, in which case it will provide therewith a reasonably detailed written report stating the basis for disagreement with the Draft Tax Obligations (the "Tax Notice"). The Existing Shareholders shall provide reasonable access to their respective accountants' work papers and personnel and to such historical financial information as HDA shall reasonably request in order to review the Draft Tax Obligations.

          (ii) If the Tax Notice is not timely given as described in Section 1 .2(b)(i), the Draft Tax Obligations furnished by the Existing Shareholders to HDA pursuant to Section 1.2(a) shall be final, binding and conclusive upon the Parties. If HDA disagrees with such Draft Tax Obligations as described in Section 1.2(b)(i)(B), and if the disagreement is not resolved by mutual agreement among the Parties within 30 days following delivery of the Tax Notice, such dispute will be resolved by a "Big 5" accounting firm ("BFAF"), other than PricewaterhouseCoopers LLP, selected by mutual agreement of HDA and the Existing Shareholders. The costs of resolving such a dispute shall be borne equally by HDA and the Existing Shareholders.

          (iii) Upon appointment of a BFAF, such BFAF in consultation with the Parties shall establish a schedule for resolution of the dispute that is reasonably calculated to result in a resolution as expeditiously as practicable, and in any event, no later than six months after the Closing Date. In resolving such dispute, the BFAF shall revise the Draft Tax Obligations only with respect to the issues raised in the Tax Notice. The decision of the BFAF shall be final and binding on HDA and the Existing Shareholders in the absence of manifest error.

          (c)    Post-Closing Adjustment. Within two business days after a final
                 -----------------------
resolution by the BFAF of such disagreements as may arise out the review of the Draft Tax Obligations in accordance with Section 1.2(b) above, and an appropriate adjustment to the Draft Tax Obligations to reflect such resolution, or if Section 1.2(b)(i)(A) or the first sentence of Section 1.2(b)(ii) applies, two business days after delivery of, or expiration of the period for delivering, the Tax Notice (as applicable), the actual cash portion of the Purchase Price (the "Cash Purchase Price") will be determined based on the Existing Shareholders' Taxes (as adjusted pursuant to this sentence, if applicable) instead of the Estimated Existing Shareholders' Taxes, and to the extent that the Estimated Cash Purchase Price was less than the Cash Purchase Price, the difference and interest thereon due to the Existing Shareholders will promptly be paid to the Existing Shareholders by HDA. Similarly, to the extent the Estimated Cash Purchase Price was more than the Cash Purchase Price, the excess and interest thereon will be promptly returned by the Existing Shareholders to HDA. Any amounts payable pursuant to this paragraph shall bear interest from the Closing Date through the date of payment at an annual rate equal to LIBOR as reported in The Wall Street Journal on the Closing Date.


                                  ARTICLE II.
                                    CLOSING

          2.1  Closing. The Closing of the transactions contemplated herein (the
               -------
"Closing") shall be held at 10:00 a.m. local time on January 12, 1999 (the "Closing Date") at the offices of Jones, Day, Reavis & Pogue, 77 West Wacker, Chicago, Illinois 60601. The place of the Closing and the Closing Date may be varied by agreement among the parties.

          2.2  Sale of Capital Stock of the Companies. On the terms and subject
               --------------------------------------
to the conditions of this Agreement, on the Closing Date, the Existing Shareholders shall sell, transfer and assign to HDA, and HDA shall purchase and acquire from the Existing Shareholders, all of the capital stock of the Companies.

          2.3  Payment of Purchase Price. At the Closing, (a) HDA shall wire
               -------------------------
transfer the Cash Purchase Price in immediately available funds in the amounts and to the bank accounts designated by the Existing Shareholders on Annex C hereto (less $500,000 (Five Hundred Thousand Dollars) to be delivered to the Escrow Agent (as defined) pursuant to Section 8.6 hereof) and (b) Holdings shall issue and sell, and the Existing Tisco Shareholder shall purchase from Holdings, the number of shares of Common Stock and Series A Preferred Stock set opposite each such Existing Shareholder's name on Annex C hereto.

          2.4  Section 338(h)(l0) Election. The Existing Shareholders shall
               ---------------------------
deliver to HDA such duly executed documents, forms and consents as HDA shall deem to be reasonably necessary to effect an election pursuant to Section 338(h)(l0) of the Code and the regulations thereunder.


                                 ARTICLE III.
                       REPRESENTATIONS AND WARRANTIES OF
                           THE EXISTING SHAREHOLDERS

          The Existing Tisco Shareholder with respect to Tisco, and the Existing Redding Shareholders, jointly and severally with respect to Redding, represent and warrant to Holdings and HDA as follows, except as set forth in a disclosure schedule ("Schedule") attached hereto and made a part hereof, the number of each Schedule corresponding to the Section number to which it refers:

          3.1  Corporate Organization and Standing. (a) Tisco is a corporation
               -----------------------------------
duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Tisco has delivered to HDA or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Tisco is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, except where a failure to be so duly qualified and in good standing could not reasonably be expected to have a material adverse effect on the business, operations, assets, results of operations or financial condition of Tisco, all of which are listed on Schedule 3.1(a). Tisco does not own, and has not at any time within the past five years owned, any capital stock of, or other securities or interests evidencing an equity interest in, any corporation, partnership, limited liability company or other entity.

          (b) Redding is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Redding has delivered to HDA or its representatives complete and correct copies of its Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Redding is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, except where a failure to be so duly qualified and in good standing could not reasonably be expected to have a material adverse effect on the business, operations, assets, results of operations or financial condition of Redding, all of which are listed on Schedule 3.1(b). Redding does not own, and has not at any time within the past five years owned, any capital stock of, or other securities or interests evidencing an equity interest in, any corporation, partnership, limited liability company or other entity.

          3.2  Authorization. This Agreement, the Ancillary Agreements (as
               -------------
defined), and the transactions contemplated hereby and thereby have been duly authorized (in the case of non-natural persons). This Agreement has been, and the Ancillary Agreements will be, duly executed and delivered by the Existing Shareholders party thereto, and are (or will be, as the case may be) the legal, valid and binding obligations of the Existing Shareholders party thereto, enforceable against them in accordance with their terms.

          3.3  No Conflict or Violation. Neither the execution and delivery of
               ------------------------
this Agreement, the Ancillary Agreements, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any indenture, contract, lease, sublease, loan agreement, note or other agreement, obligation or liability ("Contractual Obligation") to which the Companies or any Existing Shareholder is a party or by which it, he or she is bound or to which its, his or her assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the Articles of Incorporation or Bylaws (or other organizational documents) of Tisco or Redding, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which the Companies or any Existing Shareholder is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

          3.4  Capitalization of the Companies. (a) The authorized capital stock
               ----------------- -------------
of Tisco consists of 100,000 shares of capital stock, without par value ("Tisco Common Stock"). As of the date of this Agreement, 25,000 shares of Tisco Common Stock are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable and are owned by the Existing Tisco Shareholder (the "Tisco Shares"). There are (x) no preemptive or similar rights on the part of any holder of any class of securities of Tisco and (y) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Tisco, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          (b) The authorized capital stock of Redding consists of 500,000 shares of capital stock, without par value ("Redding Common Stock"). As of the date of this Agreement, 127 shares of Redding Common Stock are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and non-assessable and are owned in the aggregate by the Existing Redding Shareholders, and individually by the person and entity in the amounts specified on Annex B hereto (the "Redding Shares"). There are (x) no preemptive or similar rights on the part of any holder of any class of securities of Redding and (y) no options, warrants, conversion or other rights, agreements or commitments of any kind obligating Redding, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          3.5 Title to Shares. (a) The Existing Tisco Shareholder has, and at
              ---------------
Closing will have, good and valid title to the Tisco Shares owned by it, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Upon delivery to HDA at the Closing of certificates representing the Tisco Shares owned by the Existing Tisco Shareholder, duly endorsed by it for transfer to HDA, HDA will obtain good and valid title to such Tisco Shares, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever except for any restrictions created by HDA. There are no voting trusts, proxies, or other agreements or understandings to which Tisco or the Existing Tisco Shareholder is a party with respect to the voting, dividend rights or disposition of any of the Tisco Shares. The Existing Tisco Shareholder has no obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any capital stock of Tisco or to effect any merger, consolidation, reorganization or other business combination of Tisco or to enter into any agreement with respect thereto.

          (b) The Existing Redding Shareholders have, and at Closing will have, good and valid title to the Redding Shares owned by them, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever. Upon delivery to HDA at the Closing of certificates representing the Redding Shares owned by the Existing Redding Shareholders, duly endorsed by them for transfer to HDA, HDA will obtain good and valid title to such Redding Shares, free and clear of any claims, liens, security interests, options, charges, restrictions and interests of others whatsoever except for any restrictions created by HDA. There are no voting trusts, proxies, or other agreements or understandings to which Redding or any Existing Redding Shareholder is a party with respect to the voting, dividend rights or disposition of any of the Redding Shares. The Existing Redding Shareholders have no obligation, absolute or contingent, to any other person or entity to issue, sell or otherwise dispose of any capital stock of Redding or to effect any merger, consolidation, reorganization or other business combination of Redding or to enter into any agreement with respect thereto.

          3.6    Facilities. Schedule 3.6(a) contains a complete and accurate
                 ----------
list of all real property used in connection with the business of Tisco ("Tisco Real Property"), all of which is leased ("Tisco Leased Real Property"), Tisco does not own any real property. Schedule 3.6(b) contains a complete and accurate list of all real property used in connection with the business of Redding ("Redding Real Property"), all of which is leased ("Redding Leased Real Property"), Redding does not own any real property.

          (a)    Actions. (i) There are no pending or, to the best knowledge of
                 -------
Tisco, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Tisco Actions") relating to any facility located on the Tisco Real Property.

          (ii) There are no pending or, to the best knowledge of Redding, threatened, condemnation proceedings or other actions, claims, suits, litigation, proceedings, notices of violation, inquiry or investigations (collectively, "Redding Actions") relating to any facility located on the Redding Real Property.

          (b)    Leases or Other Agreements. (i) Other than the oral leases
                 --------------------------
identified on Schedule 3.6(a) between Tisco and the owner(s) of the Tisco Real Property, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Tisco Facility or any Tisco Real Property or any portion thereof, or interest in any such Tisco Facility or Tisco Real Property.

          (ii) Other than the oral lease identified on Schedule 3.6(b) between Redding and the owner(s) of the Redding Real Property, there are no leases, subleases, licenses, occupancy agreements, options, rights, concessions or other agreements or arrangements, written or oral, granting to any person the right to purchase, use or occupy any Redding Facility or any Redding Real Property or any portion thereof, or interest in any such Redding Facility or Redding Real Property.

          (c)    Facility Leases and Leased Real Property. (i) With respect to
                 ----------------------------------------
each Tisco Facility lease, Tisco has an unencumbered interest in the leasehold estate. Tisco enjoys peaceful and undisturbed possession of all Tisco Leased Real Property. Each Tisco Facility lease is valid, binding and enforceable in accordance with its terms. Tisco is not in default under any Tisco Facility lease or sublease, and no event or condition exists that with notice or lapse of time or both would constitute a default by Tisco under any Tisco Facility lease or sublease.

          (ii) With respect to each Redding Facility lease, Redding has an unencumbered interest in the leasehold estate. Redding enjoys peaceful and undisturbed possession of all Redding Leased Real Property. Each Redding Facility lease is valid, binding and enforceable in accordance with its terms. Redding is not in default under any Redding Facility lease or sublease, and no event or condition exists that with notice or lapse of time or both would constitute a default by Redding under any Redding Facility lease or sublease.

          (d)    Certificate of Occupancy. (i) All Tisco Facilities have
                 ------------------------
received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Tisco Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations in all material respects.

          (ii) All Redding Facilities have received all required approvals of governmental authorities (including, without limitation, permits and a certificate of occupancy or similar certificate permitting lawful occupancy of the Redding Facilities) required in connection with the operation thereof and are and have been operated and maintained in accordance with applicable regulations in all material respects.

          (e)    Utilities. (i) All Tisco Facilities are supplied with utilities
                 ---------
(including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Tisco Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Tisco Facility to such utility services.

          (ii) All Redding Facilities are supplied with utilities (including, without limitation, water, sewage, disposal, electricity, gas and telephone) and other services necessary for the operation of such Redding Facilities as currently operated, and there is no condition which would reasonably be expected to result in the termination of the present access from any Redding Facility to such utility services.

          (f)    Improvements, Fixtures and Equipment. (i) The improvements
                 ------------------------------------
constructed on the Tisco Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Tisco at the Tisco Facilities are (A) insured to the extent and in a manner customary in the industry, (B) structurally sound with no known material defects, (C) in good operating condition and repair, subject to ordinary wear and tear, (D) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (E) sufficient for the operation of Tisco as presently conducted and (F) in conformity with all applicable regulations.

          (ii) The improvements constructed on the Redding Facilities, including, without limitation, all leasehold improvements, and all fixtures and equipment and other tangible assets owned, leased or used by Redding at the Redding Facilities are (A) insured to the extent and in a manner customary in the industry, (B) structurally sound with no known material defects, (C) in good operating condition and repair, subject to ordinary wear and tear, (D) not in need of maintenance, repair or correction except for ordinary routine maintenance and repair, the cost of which would not be material, (E) sufficient for the operation of Redding as presently conducted and (F) in conformity with all applicable regulations.

          (g)    No Special Assessment. (i) Tisco has not received notice of any
                 ---------------------
special assessment relating to any Tisco Facility or any portion thereof, and there is no pending or threatened special assessment.

          (ii) Redding has not received notice of any special assessment relating to any Redding Facility or any portion thereof, and there is no pending or threatened special assessment.

          3.7  Financial Statement.
               -------------------

          (a) The unaudited balance sheet and statements of income, stockholders' equity and cash flows of Tisco at and for the fiscal year ended September 30, 1998 were prepared in accordance with GAAP consistently applied (except that certain footnote disclosures have been omitted) and fairly present the financial condition and results of operations of Tisco as of its date and for such period. Tisco has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet and were not so recorded or reserved.

          (b) The unaudited balance sheet and statements of income, stockholders' equity and cash flows of Redding at and for the fiscal year ended September 30, 1998 were prepared in accordance with GAAP consistently applied (except that certain footnote disclosures have been omitted) and fairly present the financial condition and results of operations of Redding as of its date and for such period. Redding has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet and were not so recorded or reserved.

          (c) The compiled balance sheets and statements of income, stockholders' equity and cash flows of Tisco at and for the fiscal years ended September 30, 1997 and 1996 were prepared in accordance with GAAP consistently applied and fairly present the financial condition of Tisco as of their respective dates and for each such period. Tisco has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on any such balance sheet and were not so recorded or reserved.

          (d) The compiled balance sheets and statements of income, stockholders' equity and cash flows of Redding at and for the fiscal years ended September 30, 1997 and 1996 were prepared in accordance with GAAP consistently applied and fairly present the financial condition of Redding as of their respective dates and for each such period. Redding has no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on any such balance sheet and were not so recorded or reserved.

          (e) The unaudited balance sheet and statements of income, stockholders' equity and cash flows of Tisco at and for the two months ended November 30, 1998 were prepared in accordance with GAAP consistently applied (except that certain footnote disclosures have been omitted) and fairly present the financial condition and results of operations of Tisco as of its date and for such period and are consistent with the financial statements described in Sections 3.7(a) and (c).

          (f) The unaudited balance sheet and statements of income, stockholders' equity and cash flows of Redding at and for the two months ended November 30, 1998 were prepared in accordance with GAAP consistently applied (except that certain footnote disclosures have been omitted) and fairly present the financial condition and results of operations of Redding as of its date and for such period and are consistent with the financial statements described in Sections 3.7(b) and (d).

          (g)  Copies of the financial statements described in Section 3.7(a)-
(f) have been provided to HDA or its representatives.

          3.8  Books and Records. (a) Tisco has made and kept and given HDA and
               -----------------
its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Tisco. The minute books of Tisco accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of Tisco. The copies of the stock book records of Tisco are true, correct and complete, and accurately reflect all transactions effected in Tisco's equity interests through and including the date hereof. Tisco has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Tisco, all of which have been provided or made available to HDA and its representatives.

          (b) Redding has made and kept and given HDA and its representatives access to books and records and accounts, which, in reasonable detail, accurately and fairly reflect the activities of Redding. The minute books of Redding accurately and adequately reflect all action taken by the shareholders, board of directors and committees of the board of directors of Redding. The copies of the stock book records of Redding are true, correct and complete, and accurately reflect all transactions effected in Redding's stock interests through and including the date hereof. Redding has not engaged in any transaction, maintained any bank account or used any corporate funds except for the transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of Redding, all of which have been provided or made available to HDA and its representatives.

          3.9  Litigation. (a) There is no claim, action, suit, proceeding, or
               ----------
investigation pending or, to the best knowledge of Tisco, threatened against Tisco or the directors, officers, agents or employees of Tisco (in their capacity as such), or any properties or rights of Tisco. There are no orders, writs, injunctions or decrees currently in force against Tisco or the directors, officers, agents or employees of Tisco (in their capacity as such) with respect to the conduct of Tisco's business.

          (b) There is no claim, action, suit, proceeding, or investigation pending or, to the best knowledge of Redding, threatened against Redding or the directors, officers, agents or employees of Redding (in their capacity as such), or any properties or rights of Redding. There are no orders, writs, injunctions or decrees currently in force against Redding or the directors, officers, agents or employees of Redding (in their capacity as such) with respect to the conduct of Redding's business.

          3.10 Licenses and Permits: Compliance with Laws. (a) Schedule 3.10(a)
               ------------------------------------------
sets forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Tisco Licenses and Permits") held by Tisco. Tisco owns, holds or possesses all Tisco Licenses and Permits necessary or appropriate to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. Tisco is not in violation of or default under any Tisco Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. Tisco's conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations. Tisco has not received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          (b) Schedule 3.10(b) sets forth a complete list of all licenses, franchises, permits, approvals and other governmental authorizations (collectively, "Redding Licenses and Permits") held by Redding, Redding owns, holds or possesses all Redding Licenses and Permits necessary or appropriate to entitle it to use its corporate name, to own or lease, operate and use its assets and properties and to carry on and conduct its business and operations as presently conducted. Redding is not in violation of or default under any Redding Licenses or Permits or any judgment, order, writ, injunction or decree of any court or administrative agency issued against it or any law, ordinance, rule or regulation applicable to it. Redding's conduct of its business has been and is in compliance with all applicable laws, statutes, ordinances and regulations. Redding has not received any notice asserting a failure to comply with any law, statute, ordinance, regulation, rule or order of any foreign, federal, state or local government or any other governmental department or agency.

          3.11 Tax Matters.
               -----------

          (a) For purposes of this Agreement, (i) "Tax" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, and (ii) "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

          (b) Each Company has timely filed, or caused to be timely filed, all Tax Returns that they were required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by each Company (whether or not shown on any Tax Return) have been paid. Neither Company currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where either Company does not file Tax Returns that they are or may be subject to taxation by that jurisdiction. There are no liens on any of the assets of either Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (c) Each Company withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

          (d) There is no dispute or claim concerning any Tax liability of either Company either (i) claimed or raised by any authority in writing or (ii) of which such Company has knowledge. To the knowledge of each Company and each Existing Shareholder, no audit or examination of any Tax Return is currently in progress, and neither Company has received notice of any proposed audit or examination. Each Company has furnished to HDA or its representatives correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by either Company with respect to the last five fiscal years. Neither Company has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) Neither Company has filed a consent under Section 341(f) of the Code concerning collapsible corporations (or any comparable state income tax provision). Neither Company has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G of the Code. Neither Company is a party to any Tax allocation, sharing or indemnity agreement. Neither Company (i) has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return or (ii) has liability for the Taxes of any person under Treasury Regulation Sec. 1.1 502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise. Schedule 3.11 hereto sets forth all material elections (e.g., accelerated depreciation, Sec. 263(a) regarding the allocation of overhead to inventory, and LIFO election for inventory accounting) in effect as of the date hereof with respect to Taxes affecting either Company.

          (f) The unpaid Taxes of each Company did not exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of such Company's balance sheet at November 30, 1998. Each Company has made provision, in conformity with GAAP consistently applied, on their respective compiled balance sheet disclosed in Section 3.7(b) and (c), and the Companies have made provisions on the most recent consolidated interim financial statements for the payment of all Taxes which may subsequently become due.

          (g) (i) Tisco has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times since October 1, 1989 and will be an S corporation up to and including the Closing Date.

          (ii) Redding has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code at all times during its existence and will be an S corporation up to and including the Closing Date.

          3.12  Brokers. Finders. Neither Tisco nor Redding has retained any
                ----------------
broker or finder in connection with the transactions contemplated herein, and is not obligated and has not agreed to pay any brokerage or finder's commission, fee or similar compensation.

          3.13  Absence of Certain Changes.
                --------------------------

          (a) Since September 30, 1998, Tisco has conducted its business in the ordinary course and there has not occurred with respect to Tisco:

               (i) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of Tisco ("Tisco Material Adverse Effect");

               (ii) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

               (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

               (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

               (v) any capital expenditure exceeding $5,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

               (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Tisco Material Adverse Effect;

               (vii) any assets (whether real, personal or mixed, tangible or intangible) of Tisco becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

               (viii) the failure to carry on diligently the business in the ordinary course so as to preserve for HDA the assets, business and goodwill of Tisco's suppliers, customers, distributors and others having business relations with it;

               (ix) the disposition or lapsing of any Tisco Proprietary Rights (as defined below) or any disposition or disclosure to any person of any Tisco Proprietary Rights not heretofore a matter of public knowledge;

               (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of inventory in the ordinary course of business, or any disposal of any material assets for any amount;

               (xi) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or permit which is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

               (xii) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation not to exceed 5% per annum in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employee benefit plan, or employment or incentive agreement with any such person;

               (xiii) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business of Tisco or the relationships between the employees of Tisco and the management of Tisco;

               (xiv) any change in any method of accounting or keeping books of account or accounting practices other than changes necessary to conform to changes in GAAP;

               (xv) any material damage, destruction or loss of any asset, whether or not covered by insurance;

               (xvi) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money;

               (xvii) the declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of Tisco Common Stock, or the creation of any securities convertible into or exchangeable for any shares of Tisco Common Stock or any options, warrants or other rights to purchase or subscribe to any of the foregoing (except an amount not to exceed the lesser of (A) the amount of Tisco's undistributed S corporation earnings for fiscal 1998 and for the period between October 1, 1998 and the Closing and (B) $390,000);

               (xviii) the consummation or adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Tisco;

               (xix) the existence of any other event or condition which, in any one case or in the aggregate, has been or might reasonably be expected to have a Tisco Material Adverse Effect; or

               (xx) an agreement to do any of the things described in the preceding clauses (i) - (xix) other than as expressly provided for herein.

          (b) Since September 30, 1998, Redding has conducted its business in the ordinary course and there has not occurred with respect to Redding:

               (i) any material adverse effect on the business, operations, assets, results of operations, financial condition or prospects of Redding ("Redding Material Adverse Effect");

               (ii) any revaluation of assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable;

               (iii) any payment, discharge or satisfaction of any liabilities or obligations, other than in the ordinary course of business;

               (iv) any incurrence of liabilities, except liabilities incurred in the ordinary course of business, or increase or change in any assumptions underlying or methods of calculating, any doubtful account contingency or other reserves;

               (v) any capital expenditure exceeding $5,000, the execution of any lease or the incurring of any obligation to make any capital expenditure or execute any lease other than in the ordinary course of business;

               (vi) the failure to pay or satisfy when due any liability, except where the failure would not have a Redding Material Adverse Effect;

               (vii) any assets (whether real, personal or mixed, tangible or intangible) of Redding becoming subject to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind, except in the ordinary course of business;

               (viii) the failure to carry on diligently the business in the ordinary course so as to preserve for HDA the assets, business and goodwill of Redding's suppliers, customers, distributors and others having business relations with it;

               (ix) the disposition or lapsing of any Redding Proprietary Rights (as defined below) or any disposition or disclosure to any person of any Redding Proprietary Rights not heretofore a matter of public knowledge;

               (x) any cancellation or waiver of any material claims or rights of value, or any sale, lease, transfer, assignment, distribution or other disposition of any assets, except for sales of inventory in the ordinary course of business, or any disposal of any material assets for any amount;

               (xi) an amendment, cancellation or termination of any contract, commitment, agreement, lease, transaction or permit relating to assets or the business or entry into any contract, commitment, agreement, lease, transaction or permit that is not in the ordinary course of business, including, without limitation, any employment or consulting agreements;

               (xii) any bonus paid or promised, an increase in the base compensation, or other payment or loan to any director, officer or employee, whether now or hereafter payable or granted (other than increases in base compensation not to exceed 5% per annum in the ordinary course consistent in timing and amount with past practices), or entry into or variation of the terms of any employee benefit plan, or employment or incentive agreement with any such person;

               (xiii) an adverse change in employee relations which has or is reasonably likely to have an adverse effect on the productivity, the financial condition, results of operations or business of Redding or the relationships between the employees of Redding and the management of Redding;

               (xiv) any change in any method of accounting or keeping books of account or accounting practices other than changes necessary to conform to changes in GAAP;

               (xv) any material damage, destruction or loss of any asset, whether or not covered by insurance;

               (xvi) the issuance, delivery or sale of any equity securities, or alteration in terms of any outstanding securities issued by it or any increase in its indebtedness for borrowed money;

               (xvii) the declaration, payment or setting aside for payment any dividend or other distribution (whether in cash, stock or property or otherwise), the redemption, purchase or other acquisition of any shares of Redding Common Stock, or the creation of any securities convertible into or exchangeable for any shares of Redding Common Stock or any options, warrants or other rights to purchase or subscribe to any of the foregoing (except an amount not to exceed the lesser of (A) the amount of Redding's undistributed S corporation earnings for fiscal 1 99& and for the period between October 1, 1998 and the Closing or (B) $240,000);

               (xviii) the consummation or adoption of any plan of liquidation or resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of Redding;

               (xix) the existence of any other event or condition which, in any one case or in the aggregate, has been or might reasonably be expected to have a Redding Material Adverse Effect; or

               (xx) an agreement to do any of the things described in the preceding clauses (i) - (xix) other than as expressly provided for herein.

          3.14 Material Contracts. Schedule 3.14 attached hereto sets forth a
               ------------------
complete and correct list of all the Material Contracts to which Tisco or Redding or, in the case of Section 3.14(g), any Existing Shareholder, is a party. As used in this Agreement, "Material Contracts" means:

          (a)  all such contracts not made in the ordinary course of business;

          (b) all such leases or other agreements under which Tisco or Redding is a lessor or lessee of any real property or any machinery, equipment, vehicle or other tangible personal property owned by a third party and used in the business of Tisco or Redding, which entails annual payments, in the case of any such lease or agreement, in excess of $5,000;

          (c) all such options with respect to any property, real or personal, whether Tisco Redding is the grantor or grantee thereunder;

          (d) all such distribution, franchise, license, technical assistance, sales, commission, consulting, agency or advertising contracts related to Tisco's or Redding's assets or business and that are not cancelable on not more than 30 days notice and without cancellation penalties or severance payments, in the case of any such contract or group of contracts, in excess of $5,000;

          (e) all such mortgages, indentures, security agreements, pledges, notes, loan agreements or guaranties relating to Tisco or Redding;

          (f) all such contracts and agreements to which Tisco or Redding is a party and which are (i) outstanding contracts with its officers; employees, agents, consultants, advisors, salespeople, sales representatives, distributors, sales agents or dealers of Tisco or Redding other than contracts which by their terms are cancelable by Tisco or Redding with notice of not more than 30 days and without cancellation penalties or severance payments; in the case of any such contract or group of contracts, in excess of $5,000; (ii) collective bargaining agreements and (iii) pension, profit-sharing, bonus, retirement, stock option or employee benefit plans or other similar plans or arrangements of Tisco or Redding;

          (g) any covenant not to compete or similar restriction on Tisco or Redding or any Existing Tisco Shareholder or Existing Redding Shareholder;

          (h) any contract with the United States, state or local government or any agency or department thereof, involving expenditures or liabilities in excess of $5,000; or

          (i) any contract or agreement providing for the receipt or payment (whether the obligations are fixed or contingent) of $5,000 or more after the date of this Agreement, including; without limitation, agreements calling for penalties or payments upon voluntary termination or withdrawal by Tisco or Redding.

The Existing Shareholders have furnished to HDA or its representatives true and correct copies of all Material Contracts, including all amendments and supplements thereto.

          3.15 Proprietary Rights.
               ------------------

          (a) (i) Schedule 3.15(a)(i) lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names, brand names, logos and copyrights (collectively, the "Tisco Proprietary Rights") for Tisco. Schedule 3.15(a)(i) also sets forth: (A) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (B) for each trademark, the application serial number or registration number; the class of goods covered and the expiration date for each country in which a trademark has been registered and (C) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Tisco Proprietary Rights listed in Schedule 3.15(a)(i) are all those used by Tisco in connection with its businesses. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of Tisco or in which Tisco has any interest whatsoever have been provided to HDA or its representatives.

          (ii) Schedule 3.15(a)(ii) lists the material patents, trademarks (whether registered or unregistered), service marks, trade names, service names; brand names, logos and copyrights (collectively, the "Redding Proprietary Rights") for Redding. Schedule 3.15(a)(ii) also sets forth: (A) for each patent, the number, normal expiration date and subject matter for each country in which such patent has been issued, or, if applicable, the application number, date of filing and subject matter for each country, (B) for each trademark, the application serial number or registration number, the class of goods covered and the expiration date for each country in which a trademark has been registered and (C) for each copyright, the number and date of filing for each country in which a copyright has been filed. The Redding Proprietary Rights listed in
Schedule 3.15(a)(ii) are all those used by Redding in connection with its businesses. True and correct copies of all patents (including all pending applications) owned, controlled, created or used by or on behalf of Redding or in which Redding has any interest whatsoever have been provided to HDA or its representatives.

          (b) (i) Tisco has no obligation to compensate any person for the use of any such Tisco Proprietary Rights nor has Tisco granted to any person any license, option or other rights to use in any manner any of its Tisco Proprietary Rights, whether requiring the payment of royalties or not.

          (ii) Redding has no obligation to compensate any person for the use of any such Redding Proprietary Rights nor has Redding granted to any person any license, option or other rights to use in any manner any of its Redding Proprietary Rights, whether requiring the payment of royalties or not.

          (c) (i) Tisco owns or has a valid right to use each of the Tisco Proprietary Rights, and the Tisco Proprietary Rights will not cease to be valid rights of Tisco by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. Tisco has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Tisco has taken all reasonable and prudent steps to protect the Tisco Proprietary Rights from infringement by any other person. No other person (i) has the right to use any Tisco Proprietary Rights, (ii) has notified Tisco that it is claiming any ownership of or right to use such Tisco Proprietary Rights or (iii) to the best knowledge of Tisco, is infringing upon any such Tisco Proprietary Rights in any way. Tisco's use of any Tisco Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Tisco Proprietary Rights, and no action has been instituted against or notices received by Tisco that are presently outstanding, alleging that Tisco's use of the Tisco name and its variations used in the Tisco business infringes upon or otherwise violates any rights of a third party in or to such Tisco Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on right of Tisco to sell products manufactured or remanufactured by Tisco in connection with the operation of its business.

          (ii) Redding owns or has a valid right to use each of the Redding Proprietary Rights, and the Redding Proprietary Rights will not cease to be valid rights of Redding by reason of the execution, delivery and performance of this Agreement, the Ancillary Agreements or the consummation of the transactions contemplated hereby and thereby. All of the pending patent applications have been duly filed. Redding has not received any notice of invalidity or infringement of any rights of others with respect to such trademarks. Redding has taken all reasonable and prudent steps to protect the Redding Proprietary Rights from infringement by any other person. No other person (i) has the right to use any Redding Proprietary Rights, (ii) has notified Redding that it is claiming any ownership of or right to use such Redding Proprietary Rights or
(iii) to the best knowledge of Redding, is infringing upon any such Redding Proprietary Rights in any way. Redding's use of any Redding Proprietary Rights does not and will not conflict with, infringe upon or otherwise violate the valid rights of any third party in or to such Redding Proprietary Rights, and no action has been instituted against or notices received by Redding that are presently outstanding, alleging that Redding's use of the Redding name and its variations used in the Redding business infringes upon or otherwise violates any rights of a third party in or to such Redding Proprietary Rights. There are not, and it is reasonably expected that after the Closing there will not be, any restrictions on right of Redding to sell products manufactured or remanufactured by Redding in connection with the operation of its business.

          3.16  Labor Matters. (a) Tisco is not a party to any labor agreement
                -------------
with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Tisco has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Tisco. There is no labor strike or labor disturbance pending or, to the best knowledge of Tisco, threatened against Tisco; nor is any grievance currently being asserted, and Tisco has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, Tisco is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          (b) Redding is not a party to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice. Redding has not experienced any attempt by organized labor or its representatives to make it conform to demands of organized labor relating to its employees or to enter into a binding agreement with organized labor that would cover the employees of Redding. There is no labor strike or labor disturbance pending or, to the best knowledge of Redding, threatened against Redding, nor is any grievance currently being asserted, and Redding has not experienced a work stoppage or other labor difficulty, and is not and has not engaged in any unfair labor practice. Without limiting the foregoing, Redding is in compliance with the Immigration Reform and Control Act of 1986 and maintains a current Form I-9, as required by such Act, in the personnel file of each employee hired after November 9, 1986.

          3.17  Consents. (a) No consent, approval, authorization, order,
                --------
filing, registration or qualification (each, a "Tisco Consent") of or with any court, governmental authority or third person is required to be made or obtained by Tisco in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Existing Tisco Shareholder of the transactions contemplated herein and therein.

          (b) No consent, approval, authorization, order, filing, registration or qualification (each a "Redding Consent") of or with any court, governmental authority or third person is required to be made or obtained by Redding in connection with the execution and delivery of this Agreement, the Ancillary Agreements or the consummation by the Existing Redding Shareholders of the transactions contemplated herein and therein.

          3.18  Employee Benefit Plans: Employment Agreements.
                ---------------------------------------------

          (a)   Plans. (i) Schedule 3.18(a)(i) sets forth a true, complete and
                -----
accurate list of: (A) any and all severance or employment agreements with any current or former director, officer or employee; (B) any and all severance programs or policies; (C) any and all plans or arrangements relating to current or former directors, officers or employees containing change in control provisions; (D) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by Tisco for the benefit of any of Tisco's current or former directors, officers or employees, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively, of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (singularly, a "Tisco Employee Benefit Plan" and collectively, the "Tisco Employee Benefit Plans"); and (E) all Tisco Employee Benefit Plans, except those disclosed above, previously established, maintained or contributed to by Tisco, or any one of them acting alone ("Tisco Terminated Employee Benefit Plans").

          (ii) Schedule 3.18(a)(ii) sets forth a true, complete and accurate list of: (A) any and all severance or employment agreements with any current or former director, officer or employee; (B) any and all severance programs or policies; (C) any and all plans or arrangements relating to current or former directors, officers or employees containing change in control provisions; (D) any agreements, plans, policies or arrangements (including, without limitation, collective bargaining agreements or consulting agreements) established, maintained or contributed to by Redding for the benefit of any of Redding's current or former directors, officers or employees, including bonus, incentive compensation, stock ownership, stock option, stock appreciation, stock purchase, phantom stock, vacation, retirement, insurance, severance, supplemental unemployment, disability, death benefit, hospitalization, medical, workers compensation, pension, profit-sharing or deferred compensation plans; or any employee welfare and employee pension benefit plans (as such terms are defined in Sections 3(1) and 3(2), respectively, of ERISA) (singularly, a "Redding Employee Benefit Plan" and collectively, the "Redding Employee Benefit Plans"); and (E) all Redding Employee Benefit Plans, except those disclosed above, previously established, maintained or contributed to by Redding, or any one of them acting alone ("Redding Terminated Employee Benefit Plans").

          (b)    Pension and Welfare Benefit Plans. With respect to the Tisco
                 ---------------------------------
Employee Benefit Plans and Tisco Terminated Employee Benefit Plans, each as described on Schedule 3.18(a)(i), and with respect to the Redding Employee Benefit Plans and Redding Terminated Employee Benefit Plans, each as described on Schedule 3.18(a)(ii):

          (i) each Tisco and Redding Employee Benefit Plan is in compliance with the requirements provided by any and all statutes, orders or governmental rules or regulations currently in effect and applicable to such Tisco and Redding Employee Benefit Plans, including but not limited to ERISA and the Code, and each Tisco and Redding Employee Benefit Plan has been administered in accordance with its terms;

          (ii) with respect to Tisco's and Redding's employee welfare benefit plans, as applicable, any trust related to such ERISA Plans (which term shall have the meaning set forth in Section 3(3) of the ERISA with respect to employee benefit plans maintained or contributed to by Tisco or Redding, as applicable, or any of their respective affiliates that currently cover employees and are subject to ERISA) has been determined to be tax-exempt by the IRS pursuant to Code (S) 501(c)(9) and nothing has occurred since the time of such determination to cause the loss of such trust's tax-exempt status. Each ERISA Plan intended to be qualified pursuant to Code (S) 401(a) and Code (S) 501(a) is qualified under Code (S) 401(a) and Code (S) 501(a) and has received a determination letter from the IRS covering the Tax Reform Act of 1986, as amended, that such

ERISA Plans are so qualified and each trust established in connection with any such plan is exempt from federal income taxation and nothing (either in form or operation) has since occurred from the date of the last favorable determination letter to cause the loss of such ERISA Plans' or trusts' qualification;

          (iii) all required reports and descriptions of such ERISA Plans (including without limitation the IRS Form 5500 Annual Return/Report, summary annual report and summary plan description) have been timely filed and distributed;

          (iv) any notices required by ERISA or the Code or any other state or federal law or any ruling or regulation of any state or federal administrative agency with respect to such Tisco and Redding Employee Benefit Plans have been appropriately given;

          (v) all required contributions for all periods ending prior to Closing (including periods from the first day of the current plan year to Closing) will be made to such Tisco and Redding Employee Benefit Plans prior to the Closing Date by Tisco or Redding, as applicable;

          (vi) Tisco or Redding, as applicable, has not taken any action directly or indirectly that obligates Tisco or Redding, as applicable, to institute, modify or change any Tisco or Redding Employee Benefit Plan, any change in the manner in which contributions are made or the basis on which such contributions are determined;

          (vii) all insurance premiums have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to such Tisco and Redding Employee Benefit Plans for policy years or other applicable policy periods ending on or before Closing;

          (viii) with respect to each such Tisco and Redding Employee Benefit Plan, Tisco or Redding, as applicable, and their respective affiliates have not engaged in any prohibited transactions (as defined in ERISA (S) 406 or Code (S)
4975), no penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim (other than routine claims for benefits made in the ordinary course of plan administration for which plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to such Tisco and Redding Employee Benefit Plans, Tisco or Redding, as applicable, or any respective fiduciary (as defined in ERISA (S) 3(21)) of such Tisco and Redding Employee Benefit Plans (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under such plans); neither Tisco or Redding, as applicable, nor any respective fiduciary with respect to such plans has any knowledge of any facts that would give rise to or could give rise to any penalty, fine, tax, action, suit, grievance, arbitration or other manner of litigation, or claim, and Tisco or Redding, as applicable, has not incurred any lien under Section 401 (a)(29) or any material liability for any tax or civil penalty imposed by Section 4971 or 4976 of the Code or Section 502 of ERISA and no condition or set of circumstances exists that presents a risk to Tisco or Redding, as applicable, of incurring any such lien or liability;

          (ix) no Tisco or Redding Employee Benefit Plan is (A) a "defined benefit" plan (as defined in Section 3(35) of ERISA, nor was any Terminated Employee Benefit Plan such a "defined benefit" plan, (B) a "multiemployer plan" within the meaning of Section 3(37) of ERISA, (C) a "multiple employer" or a "multiple employer welfare arrangement" within the meaning of

Section 413(c) of the Code or Section 3(40) of ERISA, respectively, or (D) a "welfare benefit fund" as defined in Section 419(e) of the Code;

          (x) Tisco or Redding, as applicable, is not subject to any liability under Title IV of ERISA, including without limitation any withdrawal liability on behalf of a multiemployer plan;

          (xi) none of Tisco or Redding, as applicable, or any of their respective directors, officers, employees or any other fiduciary has any liability for a material breach of fiduciary responsibility imposed by ERISA for failure to comply with ERISA or the Code for any action or failure to act in connection with the administration or investment of such Tisco and Redding Employee Benefit Plans;

          (xii)  except as disclosed on Schedule 3.18(a)(i) or Schedule
3.1 8(a)(ii), none of such Tisco and Redding Employee Benefit Plans has been completely or partially terminated;

          (xiii) no current or former employee of Tisco or Redding, as applicable, will be entitled to any payment, additional benefits or any acceleration of the time of payment or vesting of any benefits under any Tisco or Redding Employee Benefit Plan as a result of the transactions contemplated by this Agreement and no trustee under any "rabbi trust" or similar arrangement in connection with any Tisco or Redding Employee Benefit Plan will be entitled to payment as a result of the transactions contemplated by this Agreement;

          (xiv) there is no pending or threatened investigation or audit against or involving such Tisco and Redding Employee Benefit Plans by any governmental agency or other third party; and

          (xv) no Tisco or Redding Employee Benefit Plan provides medical, life or other welfare benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable law). With respect to any contract or arrangement with an insurance company providing funding under any Tisco or Redding Employee Benefit Plan, there is no material liability for any retroactive rate adjustment. Except as disclosed on Schedule 3.18(a)(i) or
Schedule 3.18(a)(ii), Tisco or Redding, as applicable, has the right to amend or terminate their participation with respect to each Tisco and Redding Employee Benefit Plan. Each Tisco and Redding Employee Benefit Plan that is a "group health plan," as defined in Section 5000 of the Code has been operated in accordance with Section 4980B of the Code, Section 9801 and the secondary payor requirements of Section 1862(b) of the Social Security Act.

          3.19   Compliance with Environmental Laws.
                 ----------------------------------

          (a)    Definitions. The following terms, when used in this Section
                 -----------
3.19, shall have the following meanings. Any of these terms may, unless the context otherwise requires, used in the singular or the plural depending on the reference.

                 (i)  "Tisco," for the purposes of this Section, shall include
     (A) Tisco, (B) all partnerships, joint ventures and other entities or organizations in which Tisco was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Tisco or to which Tisco has succeeded.

               (ii)   "Redding," for the purposes of this Section, shall include
     (A) Redding, (B) all partnerships, joint ventures and other entities or organizations in which Redding was at any time or is a partner, joint venturer, member or participant and (C) all predecessor or former corporations, partnerships, joint ventures, organizations, businesses or other entities, whether in existence as of the date hereof or at any time prior to the date hereof, the assets or obligations of which have been acquired or assumed by Redding or to which Redding has succeeded.

               (iii) "Release" shall mean and include any existing or previously existing spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment or the workplace of any hazardous substance, and/or otherwise as defined in any Environmental Law.

               (iv) "Hazardous Substance" shall mean any pollutant, contaminant, chemical, waste and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical or chemical compound or hazardous substance, material or waste, whether solid, liquid or gas, including, without limitation, any quantity of asbestos in any form, urea formaldehyde, PCB's, radon gas, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives, radioactive substance or material, pesticide waste waters, sludges, slag and any other substance, material or waste that is subject to regulation, control or remediation under any Environmental Laws.

               (v) "Environmental Laws" shall mean all laws, statutes, regulations, rules, ordinances, by-laws, orders or determinations of any governmental or judicial authority at the federal, state or local level, whether existing as of the date hereof, previously enforced, or subsequently enacted which regulate or relate to the protection or clean-up of the environment, the use, treatment, storage, transportation, generation, manufacture, processing, distribution, handling or disposal of, or emission, discharge or other release or threatened release of Hazardous Substances or otherwise dangerous substances, wastes, pollution or materials (whether, gas, liquid or solid), the preservation or protection of waterways, groundwater, drinking water, air, wildlife, plants or other natural resources, or the health and safety of persons or property, including, without limitation, protection of the health and safety of employees. Environmental Laws shall include, without limitation, the Federal Insecticide, Fungicide, Rodenticide Act, Resource Conservation & Recovery Act, Clean Water Act, Safe Drinking Water Act, Atomic Energy Act, Occupational Safety and Health Act, Toxic Substances Control Act, Clean Alr Act, Comprehensive Environmental Response, Compensation and Liability Act, Emergency Planning and Community Right-to-Know Act and the Hazardous Materials Transportation Act.

               (vi) "Environmental Conditions" means the introduction into the environment, whether or not yet discovered, of any pollution, including, without limitation, any contaminant, irritant or pollutant or other Hazardous Substance (whether or not upon any Tisco Facility or Redding Facility or former Tisco Facility or Redding Facility or other property and whether or not such pollution constituted at the time thereof a violation of any

     Environmental Law as a result of any Release of any kind whatsoever of any Hazardous Substance) as a result of which Tisco or Redding has or may become liable to any person or by reason of which any Tisco Facility or Redding Facility, former Tisco Facility or Redding Facility or any of the assets of Tisco or Redding may suffer or be subjected to any lien or as a result of which Tisco or Redding or HDA could incur any damage, loss, cost, expense, claim, demand, order or liability to a third party (including, without limitation, any governmental authority).

          (b)  Notice of Violation. (i) Tisco has not received a notice of
               -------------------
alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (A) any Release or threatened Release of any Hazardous Substance at any location, whether at the Tisco Facilities, the former Tisco Facilities or otherwise or (B) an alleged violation of or non-compliance with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law. Tisco has not received notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Tisco Facilities or former Tisco Facilities, or in connection with any operations or activities of Tisco.

          (ii) Redding has not received a notice of alleged, actual or potential responsibility for, or any inquiry or investigation regarding, (A) any Release or threatened Release of any Hazardous Substance at any location, whether at the Redding Facilities, the former Redding Facilities or otherwise or (B) an alleged violation of or non-compliance with the conditions of any permit required under any Environmental Law or the provisions of any Environmental Law. Redding has not received notice of any other claim, demand or action by any individual or entity alleging any actual or threatened injury or damage to any person, property, natural resource or the environment arising from or relating to any Release or threatened Release of any Hazardous Substances at, on, under, in, to or from any Redding Facilities or former Redding Facilities, or in connection with any operations or activities of Redding.

          (c)  Environmental Conditions. There are no present or past
               ------------------------
Environmental Conditions.

          (d)  Environmental Audits or Assessments. (i) True, complete and
               ----------------------- -----------
correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Tisco, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by Tisco or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Tisco has knowledge is included in Schedule 3.19(d)(i) hereto.

          (ii) True, complete and correct copies of the written reports, and all parts thereof, including any drafts of such reports if such drafts are in the possession or control of Redding, of all environmental audits or assessments which have been conducted at any Facility or former Facility within the past five years, either by Redding or any attorney, environmental consultant or engineer engaged for such purpose, have been delivered to HDA or its representatives and a list of all such reports, audits and assessments and any other similar report, audit or assessment of which Redding has knowledge is included in Schedule 3.19(d)(ii) hereto.

          (e)  Indemnification Agreements. (i) Tisco is not a party, whether as
               --------------------------
a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on Schedule 3.22) under which Tisco is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (ii) Redding is not a party, whether as a direct signatory or as successor, assign or third party beneficiary, or otherwise bound, to any lease or other contract (excluding insurance policies disclosed on the Schedule) under which Redding is obligated by or entitled to the benefits of directly or indirectly, any representation, warranty, indemnification, covenant, restriction or other undertaking concerning environmental conditions.

          (f)  Releases or Waivers. (i) Tisco has not released any other person
               -------------------
from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (ii) Redding has not released any other person from any claim under any Environmental Law or waived any rights concerning any Environmental Condition.

          (g)  Notices, Warnings and Records. (i) Tisco has given all notices
               -----------------------------
and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          (ii) Redding has given all notices and warnings, made all reports, and has kept and maintained all records required by and in compliance with all Environmental Laws.

          (h)  Compliance. (i) Tisco has never violated and is presently in
               ----------
compliance with all Environmental Laws;

          (ii) Redding has never violated and is presently in compliance with all Environmental Laws.

          (i)  Hazardous Material. (i) Tisco has not generated, manufactured,
               ------------------
refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Material.

          (ii) Redding has not generated, manufactured, refined, transported, treated, disposed, stored, handled, transferred, produced or processed any Hazardous Material.

          (j)  Underground Storage Tanks. (i) There are no underground storage
               -------------------------
tanks at any Tisco Facility owned or operated by Tisco. Tisco does not own or operate any underground storage tanks, whether currently in use or formerly used.

          (ii) There are no underground storage tanks at any Redding Facility owned or operated by Redding. Redding does not own or operate any underground storage tanks, whether currently in use or formerly used.

          (k)  Asbestos Containing Material. (i) There is no asbestos containing
               ----------------------------
material at any Tisco Facility owned or operated by Tisco.

         (ii) There is no asbestos containing material at any Redding Facility owned or operated by Redding.

         (1)  Liens. (i) No lien has been imposed on any Tisco Facility pursuant
              -----
to any Environmental Law.

         (ii) No lien has been imposed on any Redding Facility pursuant to any Environmental Law.

         3.20 Certain Business Relationships with the Company. (a) Except as
              -----------------------------------------------
disclosed on Schedule 3.20(a), neither the Existing Tisco Shareholder nor any of its affiliates has been involved in any business arrangement or relationship with Tisco within the past 12 months, and neither the Existing Tisco Shareholder nor any of its affiliates owns any assets, tangible or intangible, that are used in the business of Tisco.

         (b) Except as disclosed on Schedule 3.20(b), none of the Existing Redding Shareholders has been involved in any business arrangement or relationship with Redding within the past 12 months, and none of such Existing Redding Shareholders owns any assets, tangible or intangible, that are used in the business of Redding.

         3.21 Undisclosed Liabilities. (a) Tisco has no liabilities or
              -----------------------
obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on its balance sheet at November 30, 1998,
(ii) liabilities or obligations incurred in the normal and ordinary course of business of Tisco since November 30, 1998, (iii) liabilities or obligations disclosed in Schedule 3.21(a) hereto and in the other Schedules attached hereto or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

         (b) Redding has no liabilities or obligations, whether accrued, absolute, contingent or otherwise except (i) to the extent reflected or reserved for on its balance sheet at November 30, 1998, (ii) liabilities or obligations incurred in the normal and ordinary course of business of Redding since November 30, 1998, (iii) liabilities or obligations disclosed in Schedule 3.21(b) hereto and in the other Schedules attached hereto or (iv) liabilities or obligations disclosed elsewhere in this Agreement.

         3.22 Insurance. Schedule 3.22 contains a complete and accurate list
              ---------
of all policies or binders of fire, liability, title, worker's compensation, product liability and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided, loss experience history by line of coverage) maintained by Tisco or Redding, as applicable, on their respective (a) businesses, (b) assets or (c) employees at any time since December 31, 1992. All insurance coverage applicable to Tisco or Redding, as applicable, or their respective businesses or assets is in full force and effect, insures Tisco or Redding, as applicable, in reasonably sufficient amounts. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no premiums for any such insurance that are due or past due and no notice of cancellation or nonrenewal of any such coverage has been received. All products liability, general liability and workers' compensation insurance policies maintained by Tisco or Redding, as applicable, have been occurrence policies and not claims made policies. There are no outstanding performance bonds covering or issued for the benefit of

Tisco or Redding, as applicable. No insurer has advised Tisco or Redding, as applicable, that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

          3.23  Accounts Receivable. The accounts receivable set forth on
                -------------------
Tisco's and Redding's balance sheets at November 30, 1998, and all accounts receivable arising since November 30, 1998, represent bona fide claims of Tisco or Redding, as applicable, against debtors for sales, services performed or other charges arising on or before the date hereof, and all the goods delivered and services performed which gave rise to said accounts were delivered or performed in accordance with the applicable orders, contracts or customer requirements. Said accounts receivable are, except to the extent of the appropriate reserves for bad debts on accounts receivable as set forth on such balance sheets, subject to no defenses, counterclaims or rights of setoff and are fully collectible in the ordinary course of business without cost in collection efforts therefor and, in the case of accounts receivable arising since the date of such balance sheets, to the extent of a reasonable reserve rate for bad debts on accounts receivable which is not greater than the rate reflected by the reserve for bad debts on such balance sheets.

          3.24  Inventory. Schedule 3.24 contains a complete and accurate list
                ---------
of the addresses at which all inventory as set forth on Tisco's and Redding's balance sheets at November 30, 1998, and all inventory acquired since November 30, 1998, is located. The inventory as set forth on such balance sheets or arising since November 30, 1998 was acquired and has been maintained in accordance with the regular business practices of Tisco or Redding, as applicable, consists of new, unused and remanufactured items of a quality and quantity usable or saleable in the ordinary course of business, and is valued at the lower of cost or market on a FIFO basis. None of such inventory is obsolete, unusable, damaged or unsaleable in the ordinary course of business, except for inventory that has been written down to realizable market value, or for which adequate reserves have been provided in such balance sheets.

          3.25  Payments. (a) Tisco has not, directly or indirectly, paid or
                --------
delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of Tisco, that is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. Tisco has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

          (b) Redding has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, client, customer, supplier, government official or other party, in the United States or any other country, which is in any manner related to the business, assets or operations of Redding, that is, or may be with the passage of time or discovery, illegal under any federal, state or local laws of the United States (including, without limitation, the U.S. Foreign Corrupt Practices' Act) or any other country having jurisdiction. Redding has not participated, directly or indirectly, in any boycotts or other similar practices affecting any of its actual or potential customers and has at all times done business in an open and ethical manner.

          3.26  Customers, Distributors and Suppliers. (a) Schedule 3.26(a) sets
                -------------------------------------
forth a complete and accurate list of the names and addresses of Tisco's (i) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during Tisco's last fiscal year, showing the approximate total sales in dollars by Tisco to such customer during such fiscal year; and (ii) suppliers during Tisco's last fiscal year, showing the approximate total purchases in dollars by Tisco from such supplier during such fiscal year. Since September 30, 1998, there has been no adverse change in the business relationship of Tisco with any customer, distributor or supplier named on
Schedule 3.26(a). Tisco has not received any communication from any customer, distributor or supplier named on Schedule 3.26(a) of any intention to terminate or materially reduce purchases from or supplies to Tisco.

          (b) Schedule 3.26(b) sets forth a complete and accurate list of the names and addresses of Redding's (i) ten largest (in terms of dollar volume) customers, distributors and other agents and representatives during Redding's last fiscal year, showing the approximate total sales in dollars by Redding to such customer during such fiscal year; and (ii) suppliers during Redding's last fiscal year, showing the approximate total purchases in dollars by Redding from such supplier during such fiscal year. Since September 30, 1998, there has been no adverse change in the business relationship of Redding with any customer, distributor or supplier named on Schedule 3.26(b). Redding has not received any communication from any customer, distributor or supplier named on Schedule 3.26(b) of any intention to terminate or materially reduce purchases from or supplies to Redding.

          3.27  Computer Systems. (a) The computer systems used in Tisco's
                ----------------
business are capable of the following before, during or after January 1, 2000 ("Year 2000 Compliant"): (i) handling date information involving all and any dates before, during or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operating, accurately without interruption on and in respect of any and all dates before, during or after January 1, 2000 and without any change in performance; (iii) responding to and processing two digit year input without creating any ambiguity as to the century; and (iv) storing and providing date input information without creating any ambiguity as to the century. Tisco has not been notified in writing by any of its key vendors or suppliers that such persons' computer systems are not Year 2000 Compliant.

          (b) The computer systems used in Redding's business are capable of the following before, during or after January 1, 2000 ("Year 2000 Compliant"):
(i) handling date information involving all and any dates before, during or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operating, accurately without interruption on and in respect of any and all dates before, during or after January 1, 2000 and without any change in performance; (iii) responding to and processing two digit year input without creating any ambiguity as to the century; and (iv) storing and providing date input information without creating any ambiguity as to the century. Redding has not been notified in writing by any of its key vendors or suppliers that such persons' computer systems are not Year 2000 Compliant.

          3.28  Investment Intent; Accredited Investors; Suitability and
                --------------------------------------------------------
Sophistication.
--------------

          (a) The Common Stock and Series A Preferred Stock to be purchased by the Existing Tisco Shareholder hereunder are being purchased for its own account and not with the view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933 (the "Securities Act") except in compliance with the Securities Act. The Existing Tisco Shareholder understands that the Common Stock and Series A Preferred Stock have not been registered under the Securities Act by reason of their issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act, the availability of which exemption or exemptions depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Existing Tisco Shareholder acknowledges that shares of Common Stock or Series A Preferred Stock originally issued, any shares of Common Stock or Series A Preferred Stock issued upon any direct or indirect transfer of any such security, each certificate for shares of Common Stock issued upon the conversion of any shares of Series A Preferred Stock and each certificate issued upon the direct or indirect transfer of any such shares of Common Stock shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE
          HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
          ACT OF 1933 NOR PURSUANT TO THE SECURITIES OR
          "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES
          MAY NOT BE OFFERED, SOLD, TRANSFERRED,
          PLEDGED, HYPOTHECATED OR OTHERWISE ASSIGNED,
          EXCEPT PURSUANT TO (i) A REGISTRATION
          STATEMENT WITH RESPECT TO SUCH SECURITIES THAT
          IS EFFECTIVE UNDER SUCH ACT, (ii) RULE 144 OR
          RULE 144A UNDER SUCH ACT OR (iii) ANY OTHER
          EXEMPTION FROM REGISTRATION UNDER SUCH ACT,
          PROVIDED THAT IN A TRANSACTION PURSUANT TO
          (iii) ABOVE, IF REQUESTED BY THE ISSUER
          HEREOF, AN OPINION OF COUNSEL REASONABLY
          SATISFACTORY IN FORM AND SUBSTANCE IS
          FURNISHED TO SUCH ISSUER STATING THAT AN
          EXEMPTION FROM THE REGISTRATION REQUIREMENTS
          OF SUCH ACT IS AVAILABLE. THE SECURITIES
          REPRESENTED BY THIS CERTIFICATE ARE ALSO
          SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER
          AND OTHER CONDITIONS AS SET FORTH IN THE
          STOCKHOLDERS' AGREEMENT, DATED AS OF SEPTEMBER
          30, 1998, AS AMENDED, BY AND AMONG THE
          STOCKHOLDERS OF CITY TRUCK HOLDINGS, INC. AND
          CITY TRUCK HOLDINGS, INC.

Whenever the legend requirements imposed by this Section 3.28(a) shall terminate or a holder shall provide an opinion of counsel stating that such legend is no longer required, the respective holders of the securities for which such legend requirements have terminated shall be entitled to receive from Holdings certificates without such legend. In the event any disagreement arises regarding whether the legend requirement imposed by this Section 3.28(a) has terminated, the holders of such securities shall be entitled to receive from Holdings certificates without such legend if any such holder provides Holdings with a written opinion of counsel stating that such legend is no longer necessary or required.

          (b) The Existing Tisco Shareholder is an "accredited investor" as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          (c) The Existing Tisco Shareholder has (i) such knowledge and experience in financial and business matters that it is capable of independently evaluating the risks and merits of purchasing the Common Stock and Series A Preferred Stock, (ii) independently evaluated the risks and merits of purchasing the Common Stock and Series A Preferred Stock and (iii) sufficient financial resources to bear the loss of its entire investment in such securities.

          3.29  Material Misstatements Or Omissions. No representations or
                -----------------------------------
warranties by any Existing Shareholder in this Agreement, nor any document, exhibit, statement, certificate or Schedule heretofore or hereinafter furnished to HDA or its representatives pursuant hereto, or in connection with the transactions contemplated hereby, including, without limitation, the Schedules, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material fact necessary to make the statements or facts contained therein not misleading.


                                  ARTICLE IV.
              REPRESENTATIONS AND WARRANTIES OF HOLDINGS AND HDA

          Holdings and HDA represent and warrant to the Existing Shareholders as follows:

          4.1  Corporate Organization and Standing. Each of Holdings and HDA is
               -----------------------------------
a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own or lease its properties and to carry on its business as presently conducted. Each of Holdings and HDA has delivered to the Existing Shareholders or their representatives complete and correct copies of its Certificate or Articles of Incorporation and Bylaws (or other charter documents) and all amendments thereto. Each of Holdings and HDA is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business as now being conducted by it or the property owned or leased by it makes such qualification necessary, except where a failure to be so duly qualified and in good standing could not reasonably be expected to have a material adverse effect on the business, operations, assets, results of operations or financial condition of Holdings, HDA and the HDA Subsidiaries (as defined), taken as a whole.

          4.2  Authorization. This Agreement, the Ancillary Agreements and the
               -------------
transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of HDA and Holdings. This Agreement has been, and the Ancillary Documents will be, duly executed and delivered by HDA and Holdings, and are (or will be, as the case may be) the legal, valid and binding obligations of HDA and Holdings, enforceable against them in accordance with their respective terms.

          4.3  No Conflict or Violation. Neither the execution and delivery of
               ------------------------
this Agreement and the Ancillary Agreements, nor (subject to obtaining the consents listed on Schedule 4.3) the consummation of the transactions contemplated hereby or thereby will (a) violate, conflict with or result in or constitute a default under or result in the termination or the acceleration of, or the creation in any party of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate or cancel any Contractual Obligation to which Holdings, HDA or any of their subsidiaries is a party or by which any of them is bound or to which any of their assets are subject or result in the creation of any lien or encumbrance upon any of said assets, (b) violate, conflict with or result in a breach of or constitute a default under any provision of the

Certificate or Articles of Incorporation or Bylaws of Holdings or HDA, (c) violate, conflict with or result in a breach of or constitute a default under any judgment, order, decree, rule or regulation of any court or governmental agency to which Holdings or HDA is subject or (d) violate, conflict with or result in a breach of any applicable rule or regulation of any federal, state, local or other governmental authority.

          4.4  Capitalization of Holdings and HDA. The authorized capital stock
               ----------------------------------
of Holdings consists of 250,000 shares of Common Stock and 850,000 shares of Series A Preferred Stock. As of the date hereof, _______ shares of Common Stock and _______ shares of Series A Preferred Stock, respectively, are outstanding, all of which shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no preemptive rights on the part of any holder of any class of securities of Holdings. Holdings owns all of the outstanding capital stock of HDA, and Holdings does not own any capital stock of, or other securities evidencing an equity interest in, any other corporation, partnership or other entity. There are no preemptive rights on the part of any holder of any class of securities of HDA. As of the date hereof, there are no outstanding options or warrants obligating Holdings or HDA to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          4.5  Subsidiaries of HDA. Except for the corporations, partnerships
               -------------------
and other entities set forth on Schedule 4.5 (the "HDA Subsidiaries"), HDA does not own any capital stock of, or other securities evidencing an equity interest in, any corporation, partnership or other entity. All of the issued and outstanding shares of capital stock of the HDA Subsidiaries have been duly authorized, validly issued, are fully paid and non-assessable and are owned by HDA, free and clear of any claims, liens, security interests, options, changes, restrictions and interests of others whatsoever. There are no options, warrants, conversions or other rights, agreements or commitments of any kind obligating any HDA Subsidiary, contingently or otherwise, to issue, sell or otherwise cause to be outstanding any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares.

          4.6 HDA Financial Statements. The audited consolidated balance sheet
              ------------------------
and statements of income, stockholders' equity and cash flows of HDA and its subsidiaries at and for the fiscal year ended December 31, 1997 (the "HDA Audited Financial Statements") were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition and results of operations of HDA and its subsidiaries as of their date and for such period. As of December 31, 1997, HDA and its subsidiaries had no liabilities of any nature, whether absolute, accrued, asserted or unasserted or contingent or whether due or to become due that should have been recorded or reserved for on such balance sheet in accordance with GAAP and were not so recorded or reserved. The unaudited consolidated balance sheet and statements of income, stockholders equity and cash flows of HDA and its subsidiaries at and for the ten months ended October 31, 1998, were prepared in accordance with GAAP consistently applied and fairly present the consolidated financial condition and results of operations of HDA and its subsidiaries as of their date and for such period and are consistent with the HDA Audited Financial Statements. Copies of the financial statements described in this Section 4.6 have been provided to the Existing Shareholders or their representatives. Except for the assets and liabilities reflected on the unaudited consolidated balance sheet of HDA and its subsidiaries at October 31, 1998, Holdings has no material assets or liabilities.

          4.7  Stock. The shares of Common Stock and Series A Preferred Stock to
               -----
be issued to the Existing Shareholders pursuant to this Agreement are duly authorized and, when paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable.

          4.8  Investment. Holdings and HDA (a) understand that the Tisco
               ----------
Shares and the Redding Shares have not been, and will not be as of the Closing Date, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions from transactions not involving any public offering, (b) are acquiring the Tisco Shares and the Redding Shares solely for their own account for investment purposes and not with a view to distribution thereof, (c) are each an "accredited investor" (as defined under the federal securities laws), (d) have received information concerning the Companies and have had the opportunity to obtain additional information as desired in order to evaluate the merits and risks inherent in holding the Tisco Shares and the Redding Shares and (e) are able to bear the economic risk and lack of liquidity inherent in holding the Tisco Shares and the Redding Shares.

          4.9  Sufficient Funds. Either HDA or Holdings has sufficient funds
               ----------------
available (through existing credit arrangements or otherwise) to pay the cash portion of the Purchase Price pursuant to this Agreement and to pay all fees and expenses related to the transactions contemplated by this Agreement for which HDA or Holdings is responsible.

                                  ARTICLE V.

                            POST-CLOSING COVENANTS

          The Existing Shareholders and HDA each covenant with the others as follows:

          5.1  Further Assurances. Upon the terms and subject to the conditions
               ------------------
contained herein, the Parties agree, after the Closing, (a) to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement or the Ancillary Agreements, (b) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder, and (c) to cooperate with each other in connection with the foregoing. Without limiting the foregoing, the Parties agree to use their respective best efforts (i) to obtain all necessary waivers, consents and approvals from other parties (including, without limitation, governmental entities) to the consummation of the transactions contemplated by this Agreement; (ii) to obtain all necessary Permits as are required to be obtained under any regulations; (iii) to defend all Actions challenging this Agreement or the consummation of the transactions contemplated hereby; (iv) to lift or rescind any injunction or restraining order or other court order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (v) to give all notices to, and make all registrations and filings with third parties, including, without limitation, submissions of information requested by governmental authorities; and (vi) to fulfill all conditions to this Agreement.

          5.2  Tax Matters.
               -----------

          (a) Each Company and each of the Existing Shareholders will join with HDA in making an election under Section 338(h)(10) of the Code (and any corresponding election under state, local and foreign tax law) with respect to the purchase and sale of the stock of the Companies hereunder (a "Section 338(h)(10) Election"). HDA shall be responsible for the preparation and filing of all Section 338 Forms (as hereinafter defined) in accordance with the applicable tax laws and terms of this Agreement and the Existing Shareholders shall cooperate fully in the preparation and filing of such Section 338(h)(10) Elections.

          (b) "Section 338 Forms" means all returns, documents, statements, and other forms that are required to be submitted to any federal, state, county or other local Tax authority in connection with a Section 338(h)(10) Election.
Section 338 Forms shall include, without limitation, any "statement of section 338 election" and IRS Form 8023-A (together with any schedules or attachments thereto) that are required pursuant to Treas. Reg. section 1.338-1 or any successor provisions.

          (c) The Existing Shareholders will pay any income taxes attributable to the Section 338(h)(10) Election and will include any income, gain, loss, deduction, or other tax item resulting from the Section 338(h)(10) Election on their Tax Returns to the extent required by applicable law; provided, however,
                                                            --------- -------
that HDA shall pay any Tax imposed on the Companies pursuant to Section 1374 of the Code and any Tax imposed on the Companies pursuant to the California Revenue and Taxation Code Section 23151, Section 23501 or Section 23802 in connection with the consummation of the transactions contemplated by this Agreement.

          (d) HDA and the Existing Shareholders agree that the Purchase Price and the liabilities of the Companies (plus other relevant items) will be allocated to the assets of the Companies for all purposes. The Parties agree to cooperate fully in connection with the preparation of an allocation schedule and to share such schedule in a manner that permits the timely filing of any applicable Tax Returns. HDA, Tisco, Redding and the Existing Shareholders will file all Tax Returns in a manner consistent with such allocation.

          (e) (i) Tisco and the Existing Tisco Shareholder will not revoke Tisco's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. Tisco and the Existing Tisco Shareholder will not take or allow any action, other than the sale of Tisco's stock pursuant to this Agreement, that would result in the termination of Tisco's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

          (ii) Redding and the Existing Redding Shareholders will not revoke Redding's election to be taxed as an S corporation within the meaning of Sections 1361 and 1362 of the Code. Redding and the Existing Redding Shareholders will not take or allow any action, other than the sale of Redding's stock pursuant to this Agreement, that would result in the termination of Redding's status as a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Code.

          (f) (i) The Existing Tisco Shareholder shall timely prepare and file, or cause to be prepared and filed, Internal Revenue Service Form 1120S (and any analogous state or local Tax Returns) for Tisco in accordance with Section 1362(e) of the Code for the year ending September 30, 1998 and for the period October 1, 1998 through the Closing Date (the "S Short Year") and Internal

Revenue Service Schedules K-1 for the tax year ending September 30, 1998 and for the S Short Year. Such Tax Returns shall be prepared or completed by the Existing Tisco Shareholder in a manner consistent with the prior practice of Tisco (including elections and accounting methods and conventions) and in a manner that does not distort taxable income. The Existing Tisco Shareholder shall permit HDA to review and comment on such Tax Returns prior to filing and shall obtain HDA's consent prior to filing such Tax Return, which consent shall not be unreasonably withheld or delayed, prior to the filing thereof. The Existing Tisco Shareholder shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedules K-1 and timely pay, or cause to be paid, when due all individual Taxes relating to the periods covered by such Tax Returns.

          (ii) The Existing Redding Shareholders shall timely prepare and file, or cause to be prepared and filed, Internal Revenue Service Form 1120S (and any analogous state or local Tax Returns) for Redding in accordance with Section 1362(e) of the Code for the year ending September 30, 1998 and for the period October 1, 1998 through the Closing Date (the "S Short Year") and Internal Revenue Service Schedules K-1 for the tax year ending September 30, 1998 and for the S Short Year. Such Tax Returns shall be prepared or completed by the Existing Redding Shareholders in a manner consistent with the prior practice of Redding (including elections and accounting methods and conventions) and in a manner that does not distort taxable income. The Existing Redding Shareholders shall permit HDA to review and comment on such Tax Returns prior to filing and shall obtain HDA's consent prior to filing such Tax Return, which consent shall not be unreasonably withheld or delayed, prior to the filing thereof. The Existing Redding Shareholders shall include any income, gain, loss, deduction or other tax items for such periods on their Tax Returns in a manner consistent with the Schedules K-1 and timely pay, or cause to be paid, when due all individual Taxes relating to the periods covered by such Tax Returns.

          (g) HDA shall prepare or complete, or cause to be prepared or completed, and timely filed, or cause to be timely filed, all Tax Returns of the Companies required to be filed after the Closing Date (other than the Tax Returns specified in Section 5.2(f) hereof) and, subject to Section 5.2(g) hereof, shall timely pay, or cause to be timely paid, when due, all Taxes relating to such Tax Returns. With respect to Tax Returns of the Companies not filed prior to the Closing Date (other than the Tax Returns specified in Section 5.2(f) hereof) that relate to a taxable period that ends on or prior to or includes the Closing Date, such Tax Returns shall be prepared or completed by HDA in a manner consistent with the prior practice of Tisco or Redding, as the case may be.

          (h) Subject to Section 5.2(c), the Existing Tisco Shareholder shall indemnify, defend, and hold HDA and Tisco harmless from and against: any and all liabilities for Taxes of Tisco for all taxable periods ending on or before the Closing Date (the "Pre-Closing Tax Period") and for the portion of any Taxes of Tisco for any Straddle Period (as hereinafter defined) that is allocated (pursuant to Section 5.2(j)) to the Pre-Closing Tax Period (such liabilities collectively, "Pre-Closing Tax Liabilities"); provided, however, that the amount of the Exiting Tisco Shareholder's indemnity obligation for Taxes pursuant to this Section 5.2(h) shall be reduced to the extent that the aggregate reserves for Taxes reflected on Tisco's balance sheet at November 30, 1998 exceeds the aggregate liability for Taxes for the Pre-Closing Tax Period and not paid prior to the close thereof.

          (i) Subject to Section 5.2(c), the Existing Redding Shareholders shall indemnify, defend, and hold HDA and Redding harmless from and against: any and all liabilities for Taxes of

Redding for all taxable periods ending on or before the Closing Date (the "Pre-Closing Tax Period") and for the portion of any Taxes of Redding for any Straddle Period (as hereinafter defined) that is allocated (pursuant to Section 5.2(j)) to the Pre-Closing Tax Period (such liabilities collectively, "Pre-Closing Tax Liabilities"); provided, however, that the amount of the Exiting Redding Shareholders' indemnity obligation for Taxes pursuant to this Section 5.2(i) shall be reduced to the extent that the aggregate reserves for Taxes reflected on Redding's balance sheet at November 30, 1998 exceeds the aggregate liability for Taxes for the Pre-Closing Tax Period and not paid prior to the close thereof.

          (j) In the case of any taxable period that includes but does not end on the Closing Date (a "Straddle Period"), Taxes of the Companies for the Straddle Period shall be allocated to the Pre-Closing Tax Period using an interim-closing-of-the-books method assuming that such taxable period ended at the close of the Closing Date, except that (i) exemptions, allowances or deductions that are calculated on an annual basis (such as the deduction for depreciation) shall be apportioned on a per-diem basis and (ii) real property, personal property, intangibles and other similar Taxes shall be allocated in accordance with the principles of Section 164(d) of the Code.

          (k) Any gains, transfer, sales, use, bulk sales, recording, registration, documentary, stamp and other Taxes that may result from or be incurred in connection with the transactions contemplated by this Agreement ("Conveyance Taxes") shall be paid by the Party liable therefor under applicable law. Such Party shall indemnify, defend, and hold the other Party harmless from and against any and all liabilities for Conveyance Taxes.

          (1) The Existing Tisco Shareholder with respect to Tisco and the Existing Redding Shareholders, severally but not jointly with respect to Redding, shall indemnify, defend and hold HDA, Tisco and Redding harmless from and against any and all liability for Taxes or other Losses arising out of a breach or inaccuracy of any representation or warranty contained in Section
3.11. HDA shall provide the Existing Shareholders with a statement calculating in reasonable detail the Existing Shareholders' indemnification obligation.

          (m) HDA shall promptly notify the Existing Shareholders in writing upon receipt by HDA or any affiliate of HDA of notice of any pending or threatened proceeding relating to Taxes for which the Existing Shareholders may be liable under a Tax proceeding ("Tax Proceeding"). The Existing Tisco Shareholder or the Existing Redding Shareholder, as the case may be, shall have the sole right to control, conduct, and otherwise represent the interests of Tisco or Redding in any such Tax Proceeding; provided, however, that without the
                                             --------  -------
prior written approval of HDA, which approval shall not be unreasonably withheld or delayed, no Existing Shareholders shall agree or consent to compromise or settle any issue or claim arising in any such Tax Proceeding to the extent that any such compromise, settlement, consent or agreement could have an adverse effect on HDA for any period ending after the Closing Date.

          (n) Neither HDA nor any affiliate of HDA shall, without the prior written consent of the Existing Tisco Shareholder or the Existing Redding Shareholders, as the case may be, which consent shall not be unreasonably withheld or delayed, file or cause to be filed, any amended Tax Return or claim for Tax refund with respect to Tisco or Redding relating to Taxes for which any Existing Shareholder may be liable hereunder. Promptly after the reasonable request of an Existing Shareholder, at the sole expense of the Existing Tisco Shareholder or the Existing Redding Shareholder, as the case may be, HDA shall, or cause Tisco or Redding to, file any amended Tax

Return or claim for Tax refund relating to Taxes for which any Existing Shareholder may be liable hereunder, provided that such amended Tax Returns or
                                     --------
claims shall be prepared in a manner consistent with the prior practice of Tisco or Redding (including elections and accounting methods and conventions) and, in the reasonable determination of HDA, shall conform to applicable laws and regulations. If HDA or any affiliate of HDA shall receive a Tax refund relating to a period or transaction for which any Existing Shareholder is liable hereunder, HDA shall, within 30 days after receipt of such Tax refund, remit such Tax refund (including any interest received on such Tax refund and net of (i) any Tax cost relating to the receipt of such Tax refund and (ii) any unreimbursed cost or expense incurred in obtaining such Tax refund), to the Existing Shareholders. For purposes of this Section 5.2 the term "Tax refund" shall include a reduction in Tax or the use of an overpayment as a credit or oilier Tax offset, and the receipt of a refund shall be deemed to be realized upon the earliest to occur of(i) the date on which HDA has actual knowledge that a payment due to the relevant taxing authority (for which HDA would be responsible under this Agreement) has been offset by such a refund and (ii) the receipt of cash.

          (o) After the date hereof, HDA and the Existing Shareholders shall provide each other with such cooperation and information relating to the Companies as either party reasonably may request in (i) filing any Tax Return, amended Tax Return or claim for Tax refund, (ii) determining any Tax liability or a right to a Tax refund, (iii) conducting or defending any proceeding in respect of Taxes or (iv) effectuating the terms of this Agreement. The Parties shall retain all Tax Returns, schedules and work papers, and all material records and other documents relating thereto, until the expiration of the statute of limitations (and, to the extent notified by any party, any extensions thereof) of the taxable years to which such Tax Returns and other documents relate and until the final determination of any Tax in respect of such years. Any information obtained under this Section 5.2 shall be kept confidential, except as may be otherwise necessary in connection with filing any Tax Return, amended Tax Return, or claim for Tax refund, determining any Tax liability or right to a Tax refund, or in conducting or defending any proceedings in respect of Taxes.

          (P) The obligations of the Parties set forth in this Section 5.2 shall be unconditional and absolute and shall remain in effect until the date that is 90 days after the expiration of the relevant statute of limitations applicable to the Taxes at issue, giving effect to all valid waivers or extensions thereof Claims for indemnification arising under or with respect to Section 3.11 or this Section 5.2 may not be made unless notice of such claims has been given on or prior to the date that is 90 days after the expiration of the relevant statute of limitations applicable to the Taxes at issue, giving effect to all valid waivers or extensions thereof.

          (q) All rights and obligations of the parties hereto with respect to Taxes, including all rights or either party to indemnification with respect to Taxes, shall be governed exclusively by the provisions of this Section 5.2 and 3.11, and in particular, the provisions of Article VIII shall not apply to obligations arising under this Section 5.2.

                                  ARTICLE VI.
                 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
                              BY HOLDINGS AND HDA

     The obligations of Holdings and HDA under this Agreement are subject to the fulfillment prior to or at the Closing of each of the following conditions, any one or more of which may be waived by Holdings and HDA.

          6.1  No Injunctive Proceedings. No preliminary or permanent injunction
               -------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions that are the subject of this Agreement shall have been issued and remain in effect.

          6.2  Representations and Warranties. All representations and
               ------------------------------
warranties of the Existing Shareholders contained in this Agreement shall be true and correct as of the Closing Date, except as otherwise contemplated by this Agreement.

          6.3  Performance of Agreements. The Existing Shareholders shall have
               ------------------------
performed in all material respects all obligations, agreements and commitments required to be fulfilled by them pursuant to the terms hereof on or prior to the Closing Date.

          6.4  Compliance Certificate. The Existing Shareholders shall have
               ----------------------
delivered to HDA or its representatives, their respective certificates, dated the Closing Date, executed on its behalf by its respective duly authorized representatives, as to the fulfillment of the conditions set forth in Sections
6.2 and 6.3 hereof.

          6.5  Stock Certificates. The Existing Stockholders shall deliver to
               ------------------
HDA certificates representing all of the Tisco Shares and Redding Shares, together with duly executed stock transfer powers in favor of HDA.

          6.6  Stock Books. HDA shall have received the stock books, stock
               -----------
ledgers, minute books and corporate seals (if any) of the Companies.

          6.7  Officers and Directors. HDA shall have received the written
               ----------------------
resignation of all officers and directors of the Companies in office immediately prior to the Closing.

          6.8  Opinion of Counsel. HDA shall have received the opinion of
               ------------------
O'Brien Watters & Davis, LLP, counsel for the Companies and the Existing Shareholders, in the form set forth in Schedule 6.8 hereto.

          6.9  Consents, Etc. All authorizations, consents or approvals of any
               -------------
and all third parties and governmental regulatory authorities necessary in connection with the consummation of the Closing shall have been obtained and be in full force and effect. Copies of all such authorizations, consents or approvals shall have been delivered to HDA or its representatives.

          6.10  Ancillary Agreements. The following agreements (the "Ancillary
                --------------------
Agreements") shall have been duly executed and delivered by all parties thereto other than HDA; (a) non-competition agreements by and between HDA and each of Gregory D. Mathis and

Ernie Linton, substantially in the form attached hereto as Exhibit A; (b) Joinders to a Stockholders' Agreement for Holdings substantially in the form attached hereto as Exhibit B; (c) an escrow agreement (the "Escrow Agreement") by and among Holdings, HDA, the Existing Shareholders and Chase Manhattan Bank and Trust Company, National Association, as "Escrow Agent," substantially in the form attached hereto as Exhibit C; (d) leases between HDA and the owner of the Tisco Real Property, substantially in the form attached hereto as Exhibit D; and
(e) a lease between HDA and the owner of the Redding Real Property, substantially in the form attached hereto as Exhibit E.

          6.11 Nonforeign Affidavit. Each Existing Shareholder shall furnish to
               --------------------
HDA an affidavit, stating, under penalty of perjury, its United States taxpayer identification number and that it is not a foreign person, pursuant to Section 1445(b)(2) of the Code.


                                  ARTICLE VII.
                 CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS
                          BY THE EXISTING SHAREHOLDERS

          The obligations of the Existing Shareholders under this Agreement are subject to the fulfillment prior to the Closing of each of the following conditions, any one or more of which may be waived by the Existing Shareholders:

          7.1  No Injunctive Proceedings. No preliminary or permanent injunction
               -------------------------
or other order (including a temporary restraining order) of any state or federal court or other governmental agency which prevents the consummation of the transactions which are the subject of this Agreement shall have been issued and remain in effect.

          7.2  Representations and Warranties. All representations and
               ------------------------------
warranties of Holdings and HDA contained in this Agreement shall be true and correct as of the Closing Date, except as otherwise contemplated by this Agreement.

          7.3  Performance of Agreements; Instruments of Transfer. Holdings and
               --------------------------------------------------
HDA shall have performed in all material respects all obligations, agreements and commitments required to be fulfilled by Holdings and HDA pursuant to the terms hereof on or prior to the Closing Date.

          7.4  Compliance Certificates. Each of Holdings and HDA shall have
               -----------------------
delivered to the Existing Shareholders a certificate, dated the Closing Date, executed on its behalf by its President or a Vice President, as to the fulfillment of the conditions set forth in Sections 7.2 and 7.3 hereof.

          7.5  Ancillary Agreements. The Ancillary Agreements shall have been
               --------------------
executed and delivered by all parties thereto other than the Existing Shareholders or affiliates of them.

          7.6.  Releases from Guaranties. Each party listed as a guarantor on
                ------------------------
Schedule 7.6 shall have been released from all of its obligations as a guarantor of the Contractual Obligation of Tisco or Redding, as applicable, identified on
Schedule 7.6.

                                 ARTICLE VIII.
                    ACTIONS BY THE PARTIES AFTER THE CLOSING

          8.1  Indemnification by the Existing Shareholders. (a) Subject to the
               --------------------------------------------
provisions of this Article VIII, the Existing Tisco Shareholder will indemnify, defend and hold harmless HDA and its stockholders, subsidiaries, affiliates, officers, directors, employees, agents, successors and assigns, (such indemnified persons are collectively hereinafter referred to as "HDA's Indemnified Persons") from and against any and all loss, liability, damage (excluding consequential, indirect special, exemplary and punitive damages) or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) (collectively, "Losses") that HDA's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (i) any inaccuracy of any representation of any Existing Tisco Shareholder in this Agreement or in any Schedule hereto; (ii) the breach of any warranty of any Existing Tisco Shareholder in this Agreement or any Schedule hereto; (iii) environmental liabilities; (iv) the nonfulfillment of any covenant, undertaking, agreement or other obligation of any Existing Tisco Shareholder under this Agreement or any Schedule hereto, not otherwise waived by HDA; or (v) Tisco's participation in and/or withdrawal from the Commonwealth Benefit Plan and Associated Trusts or any successor arrangement or trust (including without limitation any election to withdrawal in the one-time exit strategy pursuant to the terms of a settlement approved by the court in the matter of Williams v. Evans & Sons. Inc., Case No. CV95-8360 DT (RMCx) and
          ------------------------------
consolidated cases). "Losses" as used herein is not limited to matters asserted by third parties, but includes Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

          (b) Subject to the provisions of this Article VIII, the Existing Redding Shareholders will jointly and severally indemnify, defend and hold harmless HDA's Indemnified Persons from and against any and all Losses that HDA's Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (i) any inaccuracy of any representation of any Existing Redding Shareholder in this Agreement or in any Schedule hereto; (ii) the breach of any warranty of any Existing Redding Shareholder in this Agreement or any Schedule hereto; (iii) environmental liabilities; or (iv) the nonfulfillment of any covenant, undertaking, agreement or other obligation of any Existing Redding Shareholder under this Agreement or any Schedule hereto, not otherwise waived by HDA. Payment is not a condition precedent to recovery of indemnification for Losses. In no event, however, shall the liability of Ernie Linton for indemnification under this Section 8.1(b) exceed the proceeds received by him from the sale of Redding Shares under this Agreement.

          8.2  Indemnification by Holdings and HDA. Subject to the provisions of
               -----------------------------------
this Article VIII, Holdings and HDA agree to indemnified, defend and hold the Existing Shareholders and their respective heirs, representatives, successors and assigns (such persons are hereinafter collectively referred to as the "Existing Shareholders' indemnified Persons"), harmless from and against any and all Losses that the Existing Shareholders' Indemnified Persons may suffer, sustain, incur or become subject to arising out of or due to: (a) any inaccuracy of any representation of Holdings or HDA in this Agreement or in any Schedule hereto; (b) the breach of any warranty of Holdings or HDA in this Agreement or any Schedule hereto; and (c) the nonfulfillment of any covenant, undertaking, agreement or other Obligation of Holdings or HDA under this Agreement or any Schedule hereto, not otherwise waived by the Existing Shareholders.

          8.3  Survival of Representations. Warranties and Covenants The several
               -----------------------------------------------------
representations, warranties, covenants of the Parties contained in this Agreement or in any document delivered pursuant hereto and the Parties' right to indemnity in accordance with this Article VIII shall survive the Closing Date and shall remain in full force and effect for 18 months thereafter whereupon they will terminate and have no further force or effect; provided, however, that the representations and warranties set forth in Section 3.11 relating to tax matters and Section 3.18 relating to employee benefits matters shall survive for the length of the applicable statute of limitations; provided further that the
                                                     -------- -------
representations and warranties set forth in Sections 3.4, 3.5, 4.4 and 4.7 shall survive indefinitely.

          8.4  Threshold. No HDA's Indemnified Person or Existing Shareholders'
               ---------
Indemnified Person shall be entitled to any recovery in accordance with this
Article VIII (except with respect to Section 8.1 (a)(v))unless and until the amount of such Losses suffered, sustained or incurred by such party, or to which such party becomes subject, by reason of such inaccuracy, breach or nonfulfillment exceeds $75,000 in the aggregate, whereupon HDA's Indemnified Persons or the Existing Shareholders' Indemnified Persons, as the case may be, shall be entitled to indemnification under this Article VIII (subject to the provisions of Section 8.1(b)) only for the amount of Losses in excess of such amount up to a maximum amount of $6,500,000.

          8.5  Notice and Opportunity to Defend. If a claim for Losses (a
               --------------------------------
"Claim") is to be made by a party seeking indemnification hereunder, such party seeking indemnification (the "Indemnitee") shall notify the party obligated to provide indemnification (the "Indemnitor") promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, the Indemnitee shall give the Indemnitor written notice of such claim or the commencement of such action or proceeding. Delay or failure to so notify the Indemnitor shall only relieve the Indemnitor of its obligations to the extent, if at all, that it is prejudiced by reasons of such delay or failure. The Indemnitor shall have a period of 30 days within which to respond thereto. If the Indemnitor accepts responsibility or does not respond within such 30-day period, then the Indemnitor shall be obligated to compromise or defend, at its own expense and by counsel chosen by the Indemnitor, such matter, and the Indemnitor shall provide the Indemnitee with such assurances as may be reasonably required by the Indemnitee to assure that the Indemnitor will assume and be responsible for the entire liability at issue, subject to the limitations set forth in Sections 8.3 and 8.4 hereof. If the Indemnitor fails to assume the defense of such matter within said 30-day period, the Indemnitee against which such matter has been asserted will (upon delivering notice to such effect to the Indemnitor) have the right to undertake, at the Indemniter's cost and expense, the defense, compromise or settlement of such matter on behalf of the Indemnitee. The Indemnitee agrees to cooperate fully with the Indemnitor and its counsel in the defense against any such asserted liability. In any event, the Indemnitee shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by the Indemnitor shall require the prior written consent of the Indemnitee, which consent will not be unreasonably withheld and in the event the Indemnitee defends any such asserted liability, then any compromise of such asserted liability by the Indemnitee shall require the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld.

          8.6  Indemnification Payments. At the Closing, HDA will deliver by
               ------------------------
wire transfer of immediately available funds $500,000 (Five Hundred Thousand Dollars) of the Cash Purchase Price to the Escrow Agent to be held by the Escrow Agent for 18 months pursuant to the terms of the Escrow Agreement and to serve as partial security for the indemnification obligations of the

Existing Shareholders under this Agreement. Any indemnification obligations of the Existing Shareholders under this Article VIII shall be first satisfied by amounts held by the Escrow Agent pursuant to the terms of the Escrow Agreement.

          8.7  Tax Effect. The calculation of any amounts payable pursuant to
               ---------
Sections 8.1 and 8.2 shall take into account any actual decrease in the liability of the indemnified party for income taxes arising as a result of reporting the Loss on any income tax return for the taxable period in which such Loss is incurred or paid. To the extent such Loss does not result in an actual decrease in the liability of the indemnified party for income taxes in the taxable period in which such Loss is incurred or paid but the indemnified party reasonably believes will result in such a decrease in any of the two subsequent taxable year following the taxable period in which such Loss was incurred or paid, the indemnifying party shall promptly transfer to the indemnified party the entire amount of such decrease at the time such decrease is in fact realized, whether by paying less income taxes or receiving a refund. If any decrease in the income tax liability of such indemnified party that is taken into account in computing the indemnification obligations of an indemnifying party is subsequently disallowed in a determination (as defined in Section 1313(a) of the Code), the additional income taxes then payable by the indemnified party as a result of such disallowance shall be a Loss giving rise to an indemnification payment hereunder. Any payments made pursuant to Sections
8.1 or 8.2 will be treated by HDA and the Existing Shareholders as an adjustment to the Purchase Price for United States federal income tax purposes.

                                  ARTICLE IX.
                                 MISCELLANEOUS

          9.1  Expenses. Except as otherwise set forth in this Agreement, HDA or
               --------
Holdings shall pay all costs and expenses incurred by them or on their behalf, and the Existing Shareholders shall pay all costs and expenses incurred by any Existing Shareholder or either Company on such Existing Shareholder's or Company's behalf, in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of their financial consultants, accountants and legal counsel.

          9.2  Notices. All notices, requests, demands and other communications
               -------
given hereunder (collectively, "Notices") shall be in writing and delivered personally or by overnight courier to the Parties at the following addresses or sent by telecopier or telex, with confirmation received, to the telecopy specified below:

          If to any Existing Shareholder, at the address or telecopier number of such Existing Shareholder set forth on Annex A or B hereto.

          With a Copy to:

               O'Brien Watters & Davis, LLP
               P.O. BOX 3759
               Santa Rosa, California 95402
               Attn.: Daniel E. Davis
               Telecopy No.: (707) 544-2861

          If to Holdings or HDA:

               HDA Parts System, Inc.
               520 Lake Cook Road
               Deerfield, Illinois 60015
               Attn.:  John J. Greisch
               Telecopy No.: (847) 444-1096

          With a Copy to:

               Brentwood Associates
               11150 Santa Monica Boulevard
               Suite 1200
               Los Angeles, California 90025
               Attn.:  Christopher A. Laurence
               Telecopy No.: (310) 477-1011

          And:

               Jones, Day, Reavis & Pogue
               77 West Wacker
               Chicago, Illinois 60601-1692
               Attn.:  Timothy J. Melton
               Telecopy No.: (312) 782-8585

          All Notices shall be deemed delivered when actually received if delivered personally or by overnight courier, sent by telecopier or telex (promptly confirmed in writing), addressed as set forth above. Each of the Parties shall hereafter notify the other in accordance with this Section 9.2 of any change of address or telecopy number to which notice is required to be mailed.

          9.3  Counterparts. This Agreement may be executed simultaneously
               ------------
in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          9.4  Entire Agreement. This Agreement and the other written agreements
               ----------------
entered into on the date hereof constitute the entire agreement of the Parties with respect to the subject matter hereof and thereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the Parties.

          9.5  Headings. The headings contained in this Agreement and in the
               --------
Schedules and Exhibits hereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          9.6  Assignment: Amendment of Agreement. This Agreement shall be
               ----------------------------------
binding upon the respective successors and assigns of the Parties hereto. This Agreement may not be assigned by any Party hereto without the prior written consent of all other Parties hereto. This

Agreement may be amended only by written agreement of the Parties hereto, duly executed and delivered by an authorized representative of each of the Parties hereto.

          9.7  Governing Law. This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the internal laws of the State of Delaware applicable to contracts made in that State, without giving effect to the conflicts of laws principles thereof.

          9.8  Further Assurances. Each Party agrees that it will execute and
               ------------------
deliver, or cause to be executed and delivered, on or after the date of this Agreement, all such other instruments and will take all reasonable actions as may be necessary in order to consummate the transactions contemplated hereby, and to effectuate the provisions and purposes hereof.

          9.9  No Third-Party Rights. This Agreement is not intended, and shall
               ---------------------
not be construed, to create any rights in any parties other than Holdings, HDA, the Companies and the Existing Shareholders, and no person shall assert any rights as third-party beneficiary hereunder.

          9.10  Non-Waiver. The failure in any one or more instances of a Party
                ----------
hereto to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege in this Agreement conferred, or the waiver by said Party of any breach of any of the terms, covenants or conditions of this Agreement shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

          9.11  Severability. If any term or other provision of this Agreement
                ------------
is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

          9.12  Incorporation of Exhibits and Schedules. (a) The Exhibits and
                ---------------------------------------
Schedules hereto are incorporated into this Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Agreement" and the words "herein," "hereof" and words of similar import refer to this Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

          (b) Disclosure of an item on one Schedule shall be deemed to be disclosure on any other Schedule, or with regard to any other representation or warranty, to which such disclosure relates with reasonable obviousness.

          9.13 Knowledge. As used herein, to the "knowledge" or "best
               ---------
knowledge" or similar phrase includes actual knowledge, after reasonable inquiry, of any officer, director or shareholder of Tisco or Redding, as the case may be, and any employee of Tisco or Redding, as the case may be, whose job duties include the subject matter in question.

                           (Signature Page Follows)

          IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the day and year first above written.


                                        CITY TRUCK HOLDINGS, INC.


                                        BY: /s/ John P. Miller
                                           ----------------------------------
                                        Name:  John P. Miller
                                        Title: Vice President of Finance,
                                               Chief Financial Officer and
                                               Secretary


                                        HDA PARTS SYSTEM, INC.

                                        By: /s/ John P. Miller
                                           ----------------------------------
                                        Name:  John P. Miller
                                        Title: Vice President of Finance,
                                               Chief Financial Officer and
                                               Secretary



                                        THE MATHIS FAMILY REVOCABLE LIVING TRUST

                                            /s/ Gregory D. Mathis
                                        BY: ---------------------------------
                                            GREGORY D. MATHIS, TRUSTEE

                                            /s/ Susan M. Mathis
                                        BY: ---------------------------------
                                            SUSAN M. MATHIS, TRUSTEE


                                            /s/ Ernie Linton
                                        -------------------------------------
                                            ERNIE LINTON

                                    ANNEX A

                         THE EXISTING TISCO SHAREHOLDER

           Name                                        Shares
           ----                                        ------

The Mathis Family Revocable Living Trust               25,000

                                    ANNEX B

                       THE EXISTING REDDING SHAREHOLDERS

          Name                                         Shares
          ----                                         ------

The Mathis Family Revocable Living Trust                 100

Ernis Linton                                              27

                                      B-1